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Exhibit 99.4

Assured Guaranty Corp.

Consolidated Financial Statements

(Unaudited)

Index

June 30, 2010

Page(s)
Financial Statements
Consolidated Balance Sheets (unaudited) as of June 30, 2010 and December 31, 2009	2
Consolidated Statements of Operations (unaudited) for the Three and Six Months Ended June 30, 2010 and 2009	3
Consolidated Statements of Comprehensive Income (unaudited) for the Three and Six Months Ended June 30, 2010 and 2009	4
Consolidated Statement of Shareholder's Equity (unaudited) for the Six Months Ended June 30, 2010	5
Consolidated Statements of Cash Flows (unaudited) for the Six Months Ended June 30, 2010 and 2009	6
Notes to Consolidated Financial Statements (unaudited)	7 - 77

Assured Guaranty Corp.

Consolidated Balance Sheets (Unaudited)

(dollars in thousands except per share and share amounts)

	June 30, 2010	December 31, 2009
Assets
Investment portfolio:
Fixed maturity securities, available-for-sale, at fair value (amortized cost of $2,296,082 and $2,002,706)	$2,363,170	$2,045,211
Short-term investments, at fair value	389,929	802,567

Total investment portfolio	2,753,099	2,847,778
Cash	27,068	2,470
Premiums receivable, net of ceding commissions payable	333,072	351,468
Ceded unearned premium reserve	423,627	435,268
Deferred acquisition costs	51,243	45,162
Reinsurance recoverable on unpaid losses	56,910	50,706
Credit derivative assets	285,353	251,992
Committed capital securities, at fair value	11,305	3,987
Deferred tax asset, net	181,706	241,796
Salvage and subrogation recoverable	213,923	169,917
Financial guaranty variable interest entities' assets	392,357	—
Other assets	116,795	99,266

Total assets	$4,846,458	$4,499,810

Liabilities and shareholder's equity
Unearned premium reserves	$1,423,933	$1,451,576
Loss and loss adjustment expense reserve	196,208	191,211
Note payable to affiliate	300,000	300,000
Credit derivative liabilities	879,828	1,076,726
Reinsurance balances payable, net	150,023	165,892
Financial guaranty variable interest entities' liabilities with recourse	433,347	—
Financial guaranty variable interest entities' liabilities without recourse	12,529	—
Other liabilities	120,906	88,188

Total liabilities	$3,516,774	$3,273,593

Commitments and contingencies
Preferred stock ($1,000 liquidation preference, 200,004 shares authorized; none issued and outstanding in 2010 and 2009)	—	—
Common stock ($720.00 par value, 500,000 shares authorized; 20,834 shares issued and outstanding in 2010 and 2009)	15,000	15,000
Additional paid-in capital	1,037,059	1,037,059
Retained earnings	246,453	153,738
Accumulated other comprehensive income (loss), net of deferred tax provision (benefit) of $16,786 and $10,999	31,172	20,420

Total shareholder's equity	1,329,684	1,226,217

Total liabilities and shareholder's equity	$4,846,458	$4,499,810

The accompanying notes are an integral part of these consolidated financial statements.

Assured Guaranty Corp.

Consolidated Statements of Operations (Unaudited)

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Revenues
Net earned premiums	$25,138	$26,666	$54,628	$94,391
Net investment income	23,796	19,713	43,355	39,014
Net realized investment gains (losses):
Other-than-temporary impairment ("OTTI") losses	(400)	(5,163)	(400)	(7,672)
Less: portion of OTTI loss recognized in other comprehensive income	—	(3,403)	—	(3,403)
Other net realized investment gains (losses)	7	7,116	2,848	9,863

Net realized investment gains (losses)	(393)	5,356	2,448	5,594
Net change in fair value of credit derivatives:
Realized gains (losses) and other settlements	23,862	22,004	17,182	44,973
Net unrealized gains (losses)	7,256	(225,010)	216,712	(248,033)

Net change in fair value of credit derivatives	31,118	(203,006)	233,894	(203,060)
Fair value gain (loss) on committed capital securities	5,897	(60,570)	7,318	(40,904)
Financial guaranty variable interest entities' revenues	27,435	—	54,483	—
Other income	(2,952)	481	(5,114)	1,133

Total Revenues	110,039	(211,360)	391,012	(103,832)

Expenses
Loss and loss adjustment expenses	3,721	46,427	38,245	67,809
Amortization of deferred acquisition costs	1,536	3,099	5,680	2,756
Interest expense	3,750	—	7,500	—
Financial guaranty variable interest entities' expenses	35,889	—	51,423	—
Other operating expenses	19,035	32,198	46,662	48,789

Total Expenses	63,931	81,724	149,510	119,354

Income (loss) before income taxes	46,108	(293,084)	241,502	(223,186)
Provision (benefit) for income taxes
Current	19,965	(4,851)	3,150	13,144
Deferred	(6,457)	(103,532)	75,738	(101,002)

Total provision (benefit) for income taxes	13,508	(108,383)	78,888	(87,858)

Net income (loss)	$32,600	$(184,701)	$162,614	$(135,328)

The accompanying notes are an integral part of these consolidated financial statements.

Assured Guaranty Corp.

Consolidated Statement of Comprehensive Income (Unaudited)

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Net income(loss)	$32,600	$(184,701)	$162,614	$(135,328)
Unrealized holding gains (losses) arising during the period on:
Investments with no OTTI, net of deferred income tax provision (benefit) of $5,568, $8,205, $9,443 and $12,097	10,503	15,241	17,541	22,466
Investments with OTTI, net of deferred income tax provision (benefit) of $0, $(1,191), $0 and $(1,191)	—	(2,212)	—	(2,212)

Unrealized holding gains (losses) during the period, net of tax	10,503	13,029	17,541	20,254
Less: reclassification adjustment for gains (losses) included in net income (loss), net of deferred income tax provision (benefit) of $(137), $1,875, $857 and $1,958	(256)	3,481	1,591	3,636

Change in net unrealized gains on investments	10,759	9,548	15,950	16,618
Change in cumulative translation adjustment	(1,430)	6,174	(5,198)	(2,159)

Other comprehensive income (loss)	9,329	15,722	10,752	14,459

Comprehensive income (loss)	$41,929	$(168,979)	$173,366	$(120,869)

The accompanying notes are an integral part of these consolidated financial statements.

Assured Guaranty Corp.

Consolidated Statement of Shareholder's Equity (Unaudited)

For the Six Months Ended June 30, 2010

(in thousands)

	Preferred Stock	Common Stock	Additional Paid-in Capital	Retained Earnings	Accumulated Other Comprehensive Income	Total Shareholder's Equity
Balance, December 31, 2009	$—	$15,000	$1,037,059	$153,738	$20,420	$1,226,217
Cumulative effect of accounting change—consolidation of variable interest entities effective January 1, 2010 (Note 7)	—	—	—	(39,898)	—	(39,898)

Balance, January 1, 2010	—	15,000	1,037,059	113,840	20,420	1,186,319
Net income	—	—	—	162,614	—	162,614
Dividends	—	—	—	(30,001)	—	(30,001)
Change in cumulative translation adjustment, net of tax of $(2,799)	—	—	—	—	(5,198)	(5,198)
Unrealized gain on investments, net of tax of $8,586	—	—	—	—	15,950	15,950

Balance, June 30, 2010	$—	$15,000	$1,037,059	$246,453	$31,172	$1,329,684

The accompanying notes are an integral part of these consolidated financial statements.

Assured Guaranty Corp.

Consolidated Statements of Cash Flows (Unaudited)

(in thousands)

	Six Months Ended June 30,
	2010	2009
Net cash flows provided by (used in) operating activities	$(82,363)	$170,791

Investing activities
Fixed maturity securities:
Purchases	(507,535)	(543,322)
Sales	146,946	387,149
Maturities	89,501	—
Net sales (purchases) of short-term investments, net	412,871	(9,122)
Proceeds from financial guaranty variable interest entities' assets	6,053	—

Net cash flows provided by (used in) investing activities	147,836	(165,295)

Financing activities
Dividends paid	(30,001)	(10,709)
Paydown of financial guaranty variable interest entities' liabilities	(10,774)	—

Net cash flows provided by (used in) financing activities	(40,775)	(10,709)
Effect of exchange rate changes	(100)	211

Increase (decrease) in cash	24,598	(5,002)
Cash at beginning of period	2,470	7,823

Cash at end of period	$27,068	$2,821

Supplemental cash flow information
Cash paid during the period for:
Income taxes	$—	$6,992
Claims, net of reinsurance recoverable	$111,611	$109,344

The accompanying notes are an integral part of these consolidated financial statements.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited)

June 30, 2010

1. Business and Organization

        Assured Guaranty Corp. ("AGC" and, together with its subsidiaries, the "Company") is a Maryland domiciled insurance company which commenced operations in January 1988. It is licensed to conduct financial guaranty insurance business in all fifty states of the United States ("U.S."), the District of Columbia and Puerto Rico. The Company's principal product is a guaranty of scheduled principal and interest payments when due on: debt securities issued by governmental entities such as U.S. state or municipal authorities; obligations issued for international infrastructure projects; and asset-backed securities ("ABS") issued by special purpose entities ("SPEs"). AGC's ultimate parent is Assured Guaranty Ltd. ("AGL" and, together with its subsidiaries, "Assured Guaranty"), a Bermuda-based insurance holding company that provides, through its operating subsidiaries, credit protection products to the public finance, infrastructure and structured finance markets in the U.S. as well as internationally. AGC owns 100% of Assured Guaranty (UK) Ltd. ("AGUK"), a company incorporated in the United Kingdom ("U.K.") as a U.K. insurance company and which is also authorized to operate in various countries throughout the European Economic Area.

        On July 1, 2009 (the "Acquisition Date"), Assured Guaranty acquired Financial Security Assurance Holdings Ltd. (renamed Assured Guaranty Municipal Holdings Inc. and, together with its subsidiaries acquired by Assured Guaranty, is referred to as "AGMH") and most of its subsidiaries, including Assured Guaranty Municipal Corp. ("AGM"), from Dexia Holdings Inc. ("Dexia Holdings") (the "AGMH Acquisition"). AGM is a New York domiciled financial guaranty insurance company and the principal operating subsidiary of AGMH. AGMH's financial guaranty insurance subsidiaries participate in the same markets and issue financial guaranty contracts similar to those issued by AGC.

Segments

        The Company's business includes two principal segments: financial guaranty direct and financial guaranty reinsurance. The financial guaranty direct and reinsurance segments include financial guaranties of residential mortgage-backed securities ("RMBS") and commercial mortgage-backed securities ("CMBS"). The segments are reported net of business ceded to external reinsurers. The financial guaranty segments include contracts accounted for as both insurance and credit derivatives. These segments are further discussed in Note 17.

Importance of Financial Strength Ratings

        Debt obligations guaranteed by AGC and its subsidiary AGUK are generally awarded debt credit ratings that are the same rating as the financial strength rating of AGC or AGUK, as the case may be. Investors in products insured by AGC or AGUK frequently rely on rating agency ratings because they influence the trading value of securities and form the basis for many institutions' investment guidelines as well as individuals' bond purchase decisions. Therefore, AGC and AGUK manage their businesses with the goal of achieving high financial strength ratings, preferably the highest that an agency will assign. However, the models used by rating agencies differ, presenting conflicting goals that sometimes make it inefficient or impractical to reach the highest rating level. The models are not fully transparent, contain subjective data (such as assumptions about future market demand for AGC's and AGUK's products) and change frequently.

        Historically, insurance financial strength ratings are with respect to an insurer's ability to pay under its insurance policies and contracts in accordance with their terms. The opinion is not specific to any

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

June 30, 2010

1. Business and Organization (Continued)

particular policy or contract. Insurance financial strength ratings do not refer to an insurer's ability to meet non-insurance obligations and are not a recommendation to purchase any policy or contract issued by an insurer or to buy, hold, or sell any security insured by an insurer. More recently, ratings also reflect qualitative factors with respect to such things as the insurer's business strategy and franchise value, the anticipated future demand for its product, the composition of its portfolio, and its capital adequacy, profitability and financial flexibility.

        The rating agencies have developed and published rating guidelines for rating financial guaranty insurers. The rating criteria used by the rating agencies in establishing these ratings include consideration of the sufficiency of capital resources to meet projected growth (as well as access to such additional capital as may be necessary to continue to meet applicable capital adequacy standards), a company's overall financial strength, and demonstrated management expertise in financial guaranty and traditional reinsurance, credit analysis, systems development, marketing, capital markets and investment operations.

        Financial strength ratings reflect only the views of the respective rating agencies and are subject to continuous review and revision or withdrawal at any time. There can be no assurance that rating agencies will not take action on AGC's or AGUK's ratings, including downgrading such ratings. Each of AGC's and AGUK's business and its financial condition have been and will continue to be subject to risk of the global financial and economic conditions that could materially and negatively affect the demand for its products, the amount of losses incurred on transactions it guarantees, and its financial strength ratings.

2. Summary of Significant Accounting Policies

Basis of Presentation

        The unaudited interim consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America ("GAAP") and, in the opinion of management, reflect all adjustments, which are of a normal recurring nature, necessary for a fair statement of the Company's financial condition, results of operations and cash flows for the periods presented. The year end balance sheet data was derived from audited financial statements, but does not include all disclosures required by GAAP. The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. These unaudited interim consolidated financial statements cover the three-month period ended June 30, 2010 ("Second Quarter 2010"), the three-month period ended June 30, 2009 ("Second Quarter 2009), the six-month period ended June 30, 2010 ("Six Months 2010") and the six-month period ended June 30, 2009 ("Six Months 2009). Results of operations for the Second Quarter and Six Months ended June 30, 2010 and 2009 are not necessarily indicative of the results that may be expected for a full year. In addition, 2010 financial statements include the effects of consolidating certain financial guaranty variable interest entities ("VIEs") (See Note 7).

        Intercompany accounts and transactions have been eliminated. Certain prior year balances have been reclassified to conform to the current year's presentation.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

June 30, 2010

2. Summary of Significant Accounting Policies (Continued)

        These unaudited interim consolidated financial statements should be read in conjunction with the Company's consolidated financial statements included as Exhibit 99.1 in AGL's Form 8-K dated August 6, 2010, filed with the U.S. Securities and Exchange Commission (the "SEC").

        AGC and AGUK are subject to U.S. and U.K. income tax, respectively. The provision for income taxes for interim financial periods is not based on an estimated annual effective rate due to the variability in changes in fair value of its credit derivatives, which prevents the Company from projecting a reliable estimated annual effective tax rate and pre-tax income for the full year of 2010. A discrete calculation of the provision is calculated for each interim period.

        The global financial markets experienced volatility and disruption over the past several years, including depressed home prices and increased foreclosures, falling equity market values, rising unemployment, declining business and consumer confidence and the risk of increased inflation, which have precipitated an economic slowdown. While there have been signs of a recovery as seen by stabilizing unemployment and home prices as well as rising equity markets, there can be no assurance that volatility and disruption will not return to these markets in the near term. These conditions may adversely affect the Company's future profitability, financial position, investment portfolio, cash flow, statutory capital, financial strength ratings and stock price. Additionally, future legislative, regulatory or judicial changes in the jurisdictions regulating the Company may adversely affect its ability to pursue its current mix of business, materially impacting its financial results.

3. Outstanding Exposure

        The Company's insurance policies and credit derivative contracts (which, although written in different forms, collectively are considered financial guaranty contracts), typically guarantee the scheduled payments of principal and interest on public finance and structured finance obligations. The gross amount of in force exposure (principal and interest) was $250.4 billion at June 30, 2010 and $259.9 billion at December 31, 2009. The net amount of in force exposure (principal and interest), which deducts amounts ceded to third party reinsurers, was $179.9 billion at June 30, 2010 and $186.6 billion at December 31, 2009.

        The Company seeks to limit its exposure to losses by underwriting obligations that are investment grade ("IG") at inception, diversifying its portfolio and maintaining rigorous subordination or collateralization requirements on structured finance obligations, as well as through reinsurance.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

June 30, 2010

3. Outstanding Exposure (Continued)

        The par outstanding of insured obligations in the public finance insured portfolio includes the following amounts by type of issue:

Summary of Public Finance Insured Portfolio

	Gross Par Outstanding		Ceded Par Outstanding		Net Par Outstanding
Types of Issues	June 30, 2010	December 31, 2009	June 30, 2010	December 31, 2009	June 30, 2010	December 31, 2009
	(in millions)
U.S.:
General obligation	$36,479	$35,616	$10,545	$10,316	$25,934	$25,300
Tax backed	16,055	16,409	4,067	4,114	11,988	12,295
Municipal utilities	12,553	12,825	3,260	3,288	9,293	9,537
Transportation	9,020	8,928	2,082	2,030	6,938	6,898
Healthcare	8,013	8,366	2,703	2,873	5,310	5,493
Higher education	4,547	4,846	1,262	1,346	3,285	3,500
Infrastructure finance	1,430	1,735	474	554	956	1,181
Investor-owned utilities	737	749	79	61	658	688
Housing	432	468	99	102	333	366
Other public finance—U.S.	2,446	2,583	681	718	1,765	1,865

Total public finance—U.S.	91,712	92,525	25,252	25,402	66,460	67,123
Non-U.S.:
Pooled infrastructure	4,267	4,684	1,989	2,169	2,278	2,515
Infrastructure finance	1,715	1,926	490	545	1,225	1,381
Regulated utilities	2,344	2,533	1,292	1,375	1,052	1,158
Other public finance—non-U.S.	451	636	40	115	411	521

Total public finance—non-U.S.	8,777	9,779	3,811	4,204	4,966	5,575

Total public finance obligations	$100,489	$102,304	$29,063	$29,606	$71,426	$72,698

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

June 30, 2010

3. Outstanding Exposure (Continued)

        The par outstanding of insured obligations in the structured finance insured portfolio includes the following amounts by type of collateral:

Summary of Structured Finance Insured Portfolio

	Gross Par Outstanding		Ceded Par Outstanding		Net Par Outstanding
Types of Collateral	June 30, 2010	December 31, 2009	June 30, 2010	December 31, 2009	June 30, 2010	December 31, 2009
	(in millions)
U.S.:
Pooled corporate obligations	$29,048	$30,699	$7,248	$7,819	$21,800	$22,880
RMBS and home equity	13,533	14,683	3,197	3,471	10,336	11,212
CMBS	6,987	7,100	1,325	1,333	5,662	5,767
Consumer receivables	2,944	3,662	493	674	2,451	2,988
Structured credit	2,048	2,173	802	793	1,246	1,380
Commercial receivables	1,407	1,359	341	339	1,066	1,020
Insurance securitizations	1,100	1,100	845	845	255	255
Other structured finance—U.S.	143	669	24	125	119	544

Total structured finance—U.S.	57,210	61,445	14,275	15,399	42,935	46,046
Non-U.S.:
Pooled corporate obligations	8,715	9,887	2,312	2,646	6,403	7,241
RMBS and home equity	3,097	3,558	1,012	1,120	2,085	2,438
Commercial receivables	918	1,089	301	355	617	734
Structured credit	787	870	289	345	498	525
CMBS	417	469	98	110	319	359
Insurance securitizations	923	923	644	645	279	278
Other structured finance—non-U.S.	3	220	—	71	3	149

Total structured finance—non-U.S.	14,860	17,016	4,656	5,292	10,204	11,724

Total structured finance obligations	$72,070	$78,461	$18,931	$20,691	$53,139	$57,770

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

June 30, 2010

3. Outstanding Exposure (Continued)

        The following table sets forth the net financial guaranty par outstanding by rating:

	June 30, 2010		December 31, 2009
Ratings(1)	Net Par Outstanding	% of Net Par Outstanding	Net Par Outstanding	% of Net Par Outstanding
	(dollars in millions)
Super senior	$11,307	9.1%	$15,902	12.2%
AAA	22,257	17.9	20,026	15.3
AA	16,179	13.0	17,918	13.7
A	47,261	37.9	48,129	36.9
BBB	19,080	15.3	20,266	15.5
Below investment grade ("BIG") (See Note 4)	8,481	6.8	8,227	6.4

Total exposures	$124,565	100.0%	$130,468	100.0%

(1)
Represents the Company's internal rating. The Company's ratings scale is similar to that used by the nationally recognized rating agencies; however, the ratings in the above table may not be the same as ratings assigned by any nationally recognized rating agency. The super senior category, which is not generally used by rating agencies, is used by the Company in instances where the Company's triple-A-rated exposure has additional credit enhancement due to either (1) the existence of another security rated triple-A that is subordinated to the Company's exposure or (2) the Company's exposure benefiting from a different form of credit enhancement that would pay any claims first in the event that any of the exposures incurs a loss, and such credit enhancement, in management's opinion, causes the Company's attachment point to be materially above the triple-A attachment point.

        As part of its financial guaranty business, the Company enters into credit derivative transactions. In such transactions, the buyer of protection pays the seller of protection a periodic fee in fixed basis points on a notional amount. In return, the seller makes a contingent payment to the buyer if one or more defined credit events occurs with respect to one or more third party referenced securities or loans. A credit event may be a nonpayment event such as a failure to pay, bankruptcy or restructuring, as negotiated by the parties to the credit derivative transaction. The total notional amount of insured credit derivative exposure outstanding which is accounted for at fair value as of June 30, 2010 and December 31, 2009 and included in the Company's financial guaranty exposure in the tables above was $44.8 billion and $48.2 billion, respectively. See Note 6.

        In addition to amounts shown in the tables above, the Company had outstanding commitments to provide guarantees of $5.7 billion for structured finance and $0.1 million for public finance transactions at June 30, 2010. The structured finance commitments include the unfunded component of and delayed draws on pooled corporate transactions. Public finance commitments are typically short term and relate to primary and secondary public finance debt issuances. The commitments are contingent on the satisfaction of all conditions set forth in them and may expire unused or be cancelled at the counterparty's request. Therefore, the total commitment amount does not necessarily reflect actual future guaranteed amounts.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

June 30, 2010

4. Significant Risk Management Activities

        Surveillance personnel are responsible for monitoring and reporting on all transactions in the insured portfolio, including exposures in both financial guaranty insurance and credit derivative form. The primary objective of the surveillance process is to monitor trends and changes in transaction credit quality, detect any deterioration in credit quality, and recommend to management such remedial actions as may be necessary or appropriate. All transactions in the insured portfolio are assigned internal credit ratings, and Surveillance personnel are responsible for recommending adjustments to those ratings to reflect changes in transaction credit quality.

        Work-out personnel are responsible for managing work-out and loss situations. They develop strategies designed to enhance the ability of the Company to enforce its contractual rights and remedies and to mitigate its losses, engage in negotiation discussions with transaction participants and, when necessary, manage the Company's litigation proceedings.

        In Second Quarter 2010, AGC filed lawsuits against a sponsor of a U.S. RMBS transaction it had insured, alleging breaches of representations and warranties both in respect of the underlying loans in the transaction and the accuracy of the information provided to AGC, and failure to cure or repurchase defective loans identified by AGC to such sponsors.

        The Company segregates its insured portfolio into IG and BIG surveillance categories to facilitate the appropriate allocation of resources to monitoring and loss mitigation efforts and to aid in establishing the appropriate cycle for periodic review for each exposure. BIG credits include all credits internally rated lower than BBB-. The Company's internal credit ratings are based on the Company's internal assessment of the likelihood of default. The Company's internal credit ratings are expressed on a ratings scale similar to that used by the rating agencies and are generally reflective of an approach similar to that employed by the rating agencies, but may not necessarily be the same as ratings assigned by any rating agency.

        The Company monitors its IG credits to determine whether any new credits need to be internally downgraded to BIG. Quarterly procedures include qualitative and quantitative analysis of the Company's insured portfolio to identify potential new BIG credits. The Company refreshes its internal credit ratings on individual credits in cycles based on the Company's view of the credit's quality, loss potential, volatility and sector. Ratings on credits in sectors identified as under the most stress or with the most potential volatility are reviewed every quarter. Credits identified through this process as BIG are subjected to further review by Surveillance personnel to determine the various probabilities of a loss. Surveillance personnel present analysis related to potential loss scenarios to the reserve committee.

Below Investment Grade Surveillance Categories

        Within the BIG category, the Company assigns each credit to one of three surveillance categories. Intense monitoring and intervention is employed for all BIG categories, with internal credit ratings reviewed quarterly:

  •
  BIG Category 1: Below investment grade transactions showing sufficient deterioration to make material losses possible, but for which no losses have been incurred. Non-investment grade transactions on which liquidity claims have been paid are in this category.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

June 30, 2010

4. Significant Risk Management Activities (Continued)

  •
  BIG Category 2: Below investment grade transactions for which expected losses have been established but for which no unreimbursed claims have yet been paid.

  •
  BIG Category 3: Below investment grade transactions for which expected losses have been established and on which unreimbursed claims have been paid. Transactions remain in this category when claims have been paid and only a recoverable remains.

Financial Guaranty Exposures
(Insurance and Credit Derivative Form)

	June 30, 2010
	BIG Net Par Outstanding
					Total Net Par Outstanding
	BIG 1	BIG 2	BIG 3	Total BIG
	(in millions)
First Lien U.S. RMBS:
Prime First Lien	$18	$517	$—	$535	$599
Alt-A First Lien	360	2,191	94	2,645	3,773
Alt-A Options ARM	—	841	—	841	1,041
Subprime	12	583	35	630	4,104
Second Lien U.S. RMBS:
Closed end second lien ("CES")	95	38	76	209	242
Home equity lines of credit ("HELOC")	4	—	544	548	577

Total U.S. RMBS	489	4,170	749	5,408	10,336
Other structured finance	789	444	1,013	2,246	42,803
Public finance	508	88	231	827	71,426

Total	$1,786	$4,702	$1,993	$8,481	$124,565

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

June 30, 2010

4. Significant Risk Management Activities (Continued)

	December 31, 2009
	BIG Net Par Outstanding
					Total Net Par Outstanding
	BIG 1	BIG 2	BIG 3	Total BIG
	(in millions)
First Lien U.S. RMBS:
Prime First Lien	$467	$25	$—	$492	$643
Alt-A First Lien	447	1,894	96	2,437	4,162
Alt-A Options ARM	142	788	—	930	1,142
Subprime	43	597	—	640	4,334
Second Lien U.S. RMBS:
CES	102	39	95	236	273
HELOC	—	—	621	621	658

Total U.S. RMBS	1,201	3,343	812	5,356	11,212
Other structured finance	342	836	974	2,152	46,558
Public finance	345	67	307	719	72,698

Total	$1,888	$4,246	$2,093	$8,227	$130,468

5. Financial Guaranty Contracts Accounted for as Insurance

        The following tables provide information for contracts accounted for as financial guaranty insurance contracts:

Expected Collections of Gross Premiums Receivable,
Net of Ceding Commissions Payable

June 30, 2010(1)
(in thousands)
2010 (July 1 - September 30)	$19,228
2010 (October 1 - December 31)	12,284
2011	42,347
2012	35,731
2013	31,676
2014	25,161
2015 - 2019	101,659
2020 - 2024	67,214
2025 - 2029	42,630
After 2029	46,500

Total expected collections	$424,430

(1)
Represents nominal amounts expected to be collected.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

June 30, 2010

5. Financial Guaranty Contracts Accounted for as Insurance (Continued)

        The following table provides a reconciliation of the beginning and ending balances of gross premium receivable net of ceding commission payable:

Gross Premium Receivable, Net of Ceding Commissions Payable Roll Forward

(in thousands)
Premium receivable, net at December 31, 2009	$351,468
Cumulative effect of change in accounting principle	(9,245)

Premium receivable, net at January 1, 2010	342,223
Premium written, net	43,973
Premium payments received, net	(58,461)
Adjustments to the premium receivable:
Changes in the expected term of financial guaranty insurance contracts	7,856
Accretion of the premium receivable discount	5,420
Foreign exchange rate changes	(7,310)
Other adjustments	(843)

Premium receivable, net at June 30, 2010	$332,858

        The $7.3 million loss due to foreign exchange rate changes relates to installment premium receivable denominated in currencies other than the U.S. dollar. Approximately 7% of the Company's installment premiums at June 30, 2010 are denominated in currencies other than the U.S. dollar, primarily in Australian Dollars, British Pound Sterling ("GBP") and Euros. Premium receivable is revalued to the spot rate at the end of each reporting period with the change reflected in either (1) other income in the consolidated statements of operations for premium receivable recorded by subsidiaries using the U.S. dollar as its functional currency or (2) other comprehensive income ("OCI") as a cumulative translation adjustment for premium receivables recorded by subsidiaries using a functional currency other than the U.S. dollar

Selected Information for Policies Paid in Installments

June 30, 2010
(dollars in thousands)
Premiums receivable, net of ceding commission payable	$332,858
Deferred premium revenue	340,303
Weighted-average risk-free rate to discount premiums	3.1%
Weighted-average period of premiums receivable (in years)	8.7

        The following table presents the components of net premiums earned.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

June 30, 2010

5. Financial Guaranty Contracts Accounted for as Insurance (Continued)

Net Earned Premiums(1)

	Second Quarter		Six Months
	2010	2009	2010	2009
	(in thousands)
Scheduled net earned premiums	$21,997	$23,531	$47,654	$47,176
Acceleration of premium earnings(2)	1,356	1,583	3,488	44,160
Accretion of discount on premium receivable	1,736	1,493	3,389	2,938

Total net earned premium	$25,089	$26,607	$54,531	$94,274

(1)
Excludes $0.1 million and $0 million in net earned premium related to the Other segment for the Second Quarter 2010 and 2009, respectively, and $0.1 million and $0 million for the Six Months 2010 and 2009, respectively.

(2)
Reflects the unscheduled pre-payment or refundings of underlying insured obligations.

        The following table provides a schedule of how the Company's financial guaranty net deferred premium revenue and PV of expected losses are expected to run off in the consolidated statement of operations:

Expected Financial Guaranty Scheduled Net Earned Premiums and
Net Loss to be Expensed

	As of June 30, 2010
	Scheduled Net Earned Premium	Expected Loss and LAE(1)	Net
	(in thousands)
2010 (July 1 - September 30)	$19,476	$454	$19,022
2010 (October 1 - December 31)	19,285	439	18,846
2011	79,629	1,584	78,045
2012	71,634	1,337	70,297
2013	66,695	1,130	65,565
2014	61,083	994	60,089
2015 - 2019	253,048	4,318	248,730
2020 - 2024	180,581	2,425	178,156
2025 - 2029	120,927	1,790	119,137
After 2029	127,948	2,415	125,533

Total present value basis(2)(3)	1,000,306	16,886	983,420
Discount	65,269	77,178	(11,909)

Total future value	$1,065,575	$94,064	$971,511

(1)
These amounts reflect the Company's estimate as of June 30, 2010 of expected losses to be expensed and are not included in loss and loss adjustment expense ("LAE") reserve because these losses are less than deferred premium revenue determined on a contract-by-contract basis.

(2)
Balances represent discounted amounts.

(3)
The effect of consolidating VIEs resulted in a reduction of $174.7 million in scheduled net earned premium and $90.6 million to expected loss and LAE.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

June 30, 2010

5. Financial Guaranty Contracts Accounted for as Insurance (Continued)

        The following table presents a roll forward of the net expected loss and LAE net of salvage and subrogation recoverable since December 31, 2009 by sector.

Financial Guaranty Insurance
Present Value of Net Expected Loss and Loss Adjustment Payments
Roll Forward By Sector(1)

	Expected Loss to be Paid as of January 1, 2010	Loss Development and Accretion of Discount	Less: Paid Losses	Expected Loss to be Paid as of June 30, 2010
	(in thousands)
U.S. RMBS:
First Lien:
Prime First lien	$—	$208	$6	$202
Alt-A First lien	20,614	5,117	(859)	26,590
Alt-A Options ARM	17,399	18,287	164	35,522
Subprime	16,914	7,576	533	23,957

Total First Lien	54,927	31,188	(156)	86,271
Second Lien:
CES	17,390	(3,042)	17,988	(3,640)
HELOC	(107,493)	14,232	39,475	(132,736)

Total Second Lien	(90,103)	11,190	57,463	(136,376)

Total U.S. RMBS	(35,176)	42,378	57,307	(50,105)
Other structured finance	19,676	5,008	377	24,307
Public finance	55,798	(6,854)	25,658	23,286

Subtotal(1)	40,298	40,532	83,342	(2,512)
Effect of consolidating VIEs	91	(111)	(4,183)	4,163

Total	$40,389	$40,421	$79,159	$1,651

(1)
Excludes $1.1 million and $2.2 million of expected losses related to the Other segment recorded in loss reserves on the consolidated balance sheet as of June 30, 2010 and December 31, 2009, respectively.

        The amount of "expected loss to be paid" differs from "expected PV net loss to be expensed" due primarily to amounts of expected loss included in unearned premium. Gross and ceded unearned premium reserve represents the stand ready obligation under GAAP. Loss reserves are recorded at the time, and for the amount of, expected losses in excess of unearned premium reserve on a contract by contract basis. Loss expense is recognized in the consolidated statements of operations only when present value of future expected losses exceeds unearned premium reserve.

        The Company's estimate of ultimate losses on a policy is subject to significant uncertainty over the life of the insured transaction due to the potential for significant variability in credit performance due to changing economic, fiscal and financial market variability over the long duration of most contracts.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

June 30, 2010

5. Financial Guaranty Contracts Accounted for as Insurance (Continued)

The determination of expected loss is an inherently subjective process involving numerous estimates, assumptions and judgments by management. The Company's estimates of expected losses on RMBS transactions takes into account expected recoveries from sellers and originators of the underlying residential mortgages due to breaches in the originator's representations and warranties regarding the loans transferred to the RMBS transaction.

        The following table provides information on financial guaranty insurance and reinsurance contracts categorized as BIG as of June 30, 2010 and December 31, 2009:

Financial Guaranty Insurance BIG Transaction Loss Summary
June 30, 2010

	BIG Categories
	BIG 1	BIG 2	BIG 3	Total BIG	Effect of Consolidating VIEs(2)	Total
	(dollars in millions)
Number of risks	21	96	31	148	—	148
Remaining weighted-average contract period (in years)	13.5	6.7	15.7	12.5	—	12.5
Gross insured contractual payments outstanding:
Principal	$1,055	$1,412	$2,220	$4,687	$—	$4,687
Interest	543	382	596	1,521	—	1,521

Total	$1,598	$1,794	$2,816	$6,208	$—	$6,208

Gross expected cash outflows for loss and LAE	$57.9	$236.4	$813.4	$1,107.7	$(57.8)	$1,049.9
Less:
Gross potential recoveries(1)	67.4	60.6	799.9	927.9	(67.4)	860.5
Discount	(5.6)	70.9	114.1	179.4	5.4	184.8

Present value of expected cash flows for loss and LAE	$(3.9)	$104.9	$(100.6)	$0.4	$4.2	$4.6

Deferred premium revenue	$10.0	$13.1	$24.8	$47.9	$(1.9)	$46.0
Gross reserves (salvage) for loss and LAE reported in the balance sheet	$(4.1)	$93.4	$(112.3)	$(23.0)	$4.2	$(18.8)
Reinsurance recoverable (payable)	$(1.0)	$13.6	$(16.6)	$(4.0)	$—	$(4.0)

(1)
Includes estimated future recoveries for breaches of representations and warranties as well as excess spread and draws on HELOCs.

(2)
The Company does not eliminate principal and interest outstanding from its disclosures in order to reflect the full net par outstanding for all financial guaranty insurance contracts, regardless of the accounting model applied.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

June 30, 2010

5. Financial Guaranty Contracts Accounted for as Insurance (Continued)

Financial Guaranty BIG Transaction Loss Summary
December 31, 2009

	BIG Categories
	BIG 1	BIG 2	BIG 3	Total
	(dollars in millions)
Number of risks	31	88	10	129
Remaining weighted-average contract period (in years)	11.1	4.5	12.9	9.5
Insured contractual payments outstanding:
Principal	$639	$1,070	$1,328	$3,037
Interest	259	188	389	836

Total	$898	$1,258	$1,717	$3,873

Gross expected cash outflows for loss and LAE	$—	$177.3	$700.3	$877.6
Less:
Gross potential recoveries(1)	0.1	33.5	592.9	626.5
Discount, net	—	68.3	136.2	204.5

Present value of expected cash flows for loss and LAE	$(0.1)	$75.5	$(28.8)	$46.6

Deferred premium revenue	$2.6	$5.1	$26.7	$34.4
Gross reserves (salvage) for loss and LAE reported in the balance sheet	$(0.3)	$69.7	$(50.3)	$19.1
Reinsurance recoverable (payable)	$—	$10.7	$(17.6)	$(6.9)

(1)
Includes estimated future recoveries for breaches of representations and warranties as well as excess spread and draws on HELOCs.

        The Company used weighted-average risk free rates ranging from 0% to 4.81% and 0.07% to 5.21% to discount expected losses as of June 30, 2010 and December 31, 2009, respectively.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

June 30, 2010

5. Financial Guaranty Contracts Accounted for as Insurance (Continued)

        The following table provides information on loss and LAE reserves net of reinsurance on the consolidated balance sheets.

Loss and Loss Adjustment Expense Reserves, Net of Reinsurance

	As of June 30, 2010	As of December 31, 2009
	(in thousands)
First Lien:
Prime First lien	$122	$—
Alt-A First lien	25,131	19,781
Alt-A Options ARM	34,262	16,560
Subprime	22,215	16,162

Total First Lien	81,730	52,503
Second Lien:
CES	3,703	16,706
HELOC	3,900	5,415

Total Second Lien	7,603	22,121

Total U.S. RMBS	89,333	74,624
Other structured finance	21,009	15,745
Public Finance	28,956	50,136

Total financial guaranty	139,298	140,505
Other	—	—

Subtotal	139,298	140,505
Effects of consolidating VIEs	—	—

Total	$139,298	$140,505

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

June 30, 2010

5. Financial Guaranty Contracts Accounted for as Insurance (Continued)

        The following table provides information on financial guaranty insurance and reinsurance contracts recorded as an asset on the consolidated balance sheets.

Summary of Recoverables Recorded as Salvage and Subrogation

	As of June 30, 2010	As of December 31, 2009
	(in thousands)
U.S. RMBS:
Second Lien:
CES	$13,961	$91
HELOC	193,964	168,359

Total Second Lien	207,925	168,450

Total U.S. RMBS	207,925	168,450
Other structured finance	824	993
Public Finance	9,337	474

Total	218,086	169,917
Less: Ceded recoverable(1)	59,771	55,384

Net recoverable	158,315	114,533
Effect of consolidating VIEs	(4,163)	—

Total net recoverable	$154,152	$114,533

(1)
Recorded in "reinsurance balances payable, net" on the consolidated balance sheets.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

June 30, 2010

5. Financial Guaranty Contracts Accounted for as Insurance (Continued)

Loss and Loss Adjustment Expenses (Recoveries)
By Type

	Second Quarter		Six Months
	2010	2009	2010	2009
	(in thousands)
Financial Guaranty:
U.S. RMBS:
First Lien:
Prime First lien	$(15)	$—	$16	$—
Alt-A First lien	3,795	1,689	4,588	3,175
Alt-A Options ARM	7,652	6,856	17,838	7,532
Subprime	(515)	3,862	6,542	4,659

Total First Lien	10,917	12,407	28,984	15,366
Second Lien:
CES	(10,207)	20,423	(6,411)	27,865
HELOC	8,483	7,391	14,245	9,931

Total Second Lien	(1,724)	27,814	7,834	37,796

Total U.S. RMBS	9,193	40,221	36,818	53,162
Other structured finance	4,775	(3,215)	5,847	(3,247)
Public Finance	(10,227)	9,421	(4,400)	17,894

Subtotal	3,741	46,427	38,265	67,809
Effect of consolidating VIEs	(20)	—	(20)	—

Total loss and LAE	$3,721	$46,427	$38,245	$67,809

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

June 30, 2010

5. Financial Guaranty Contracts Accounted for as Insurance (Continued)

Net Losses Paid on Financial Guaranty Insurance and Reinsurance Contracts

	Second Quarter		Six Months
	2010	2009	2010	2009
	(in thousands)
U.S. RMBS:
First Lien:
Prime First lien	$6	$—	$6	$—
Alt-A First lien	—	—	(859)	—
Alt-A Options ARM	164	—	164	—
Subprime	317	258	533	542

Total First Lien	487	258	(156)	542
Second Lien:
CES	9,418	20,358	17,988	29,080
HELOC	18,572	38,421	39,475	66,525

Total Second Lien	27,990	58,779	57,463	95,605

Total U.S. RMBS	28,477	59,037	57,307	96,147
Other structured finance	128	364	377	(206)
Public Finance	6,477	6,396	25,658	13,403

Subtotal	35,082	65,797	83,342	109,344
Effect of consolidating VIEs	(4,183)	—	(4,183)	—

Total	$30,899	$65,797	$79,159	$109,344

Loss Reserving

        In accordance with the Company's standard practices, the Company evaluated the most current available information as part of its loss estimation process, including trends in delinquencies and charge-offs on the underlying loans and its experience in requiring providers of representations and warranties to purchase ineligible loans out of these transactions. Most of the Company's expected loss and LAE reserves and paid losses relate to U.S. RMBS. As has been widely reported in the press, unprecedented levels of delinquencies and defaults have negatively impacted the mortgage market, especially U.S. RMBS issued in the period from 2005 through 2007. Based on information observed during the quarter (particularly early stage delinquencies), the Company determined that it may be witnessing the beginning of an improvement in the housing and mortgage markets. The Company also formed a view that any improvement in the second lien loan markets may be more gradual than it had assumed in its prior projection scenarios for second liens. As a result, the Company adjusted from prior quarters the assumptions and probability weightings of its loss projection scenarios to reflect those views. These changes were made with respect to how scenarios were run in the first quarter of 2010. The scenarios used in the first quarter of 2010, with the exception of an adjustment to the subprime severity, were the same as those employed at year-end 2009.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

June 30, 2010

5. Financial Guaranty Contracts Accounted for as Insurance (Continued)

U.S. Second Lien RMBS: HELOCs and CES

        The Company insures two types of second lien RMBS: those secured by HELOCs and those secured by CES mortgages. HELOCs are revolving lines of credit generally secured by a second lien on a one to four family home. A mortgage for a fixed amount secured by a second lien on a one to four family home is generally referred to as a CES. The Company has material exposure to second lien mortgage loans originated and serviced by a number of parties, but the Company's most significant second lien exposure is to HELOCs originated and serviced by Countrywide, a subsidiary of Bank of America.

        The performance of the Company's HELOC and CES exposures began to deteriorate in 2007, and such transactions, particularly those originated in the period from 2005 through 2007, continue to perform below the Company's original underwriting expectations. While insured securities benefitted from structural protections within the transactions designed to absorb collateral losses in excess of previous historical high levels, in many second lien RMBS projected losses now exceed those structural protections.

        The Company believes the primary variables impacting its expected losses in second lien RMBS transactions are the amount and timing of future losses in the collateral pool supporting the transactions and the amount of loans repurchased for breaches of representations and warranties. Expected losses are also a function of the structure of the transaction, the voluntary prepayment rate, typically also referred as conditional prepayment rate ("CPR"), of the collateral; the interest rate environment; and assumptions about the draw rate and loss severity. These variables are interrelated, difficult to predict and subject to considerable volatility. If actual experience differs from the Company's assumptions, the losses incurred could be materially different from the estimate. The Company continues to update its evaluation of these exposures as new information becomes available.

        The following table shows the Company's key assumptions used in its calculation of estimated expected losses for these types of policies as of June 30, 2010, March 31, 2010 and December 31, 2009:

Key Assumptions in Base Case Expected Loss Estimates
Second Lien RMBS(1)

HELOC Key Variables	June 30, 2010	March 31, 2010	December 31, 2009
Plateau conditional default rate ("CDR")	11.2% - 20.1%	14.0 - 23.8%	14.8 - 32.3%
Final CDR trended down to	0.5% - 3.2%	0.5 - 2.2%	0.5 - 2.2%
Expected Period until Final CDR	24 months	21 months	21 months
Initial CPR	1.0% - 20.1%	0.4 - 3.7%	4.8 - 14.9%
Final CPR	10%	10.0%	10.0%
Loss Severity	95%	95%	95%
Future Repurchase of Ineligible Loans	$184.2 million	$189.2 million	$193.4 million
Initial Draw Rate	0.2% - 6.9%	0.4 - 0.5%	0.4 - 0.7%

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

June 30, 2010

5. Financial Guaranty Contracts Accounted for as Insurance (Continued)

CES Key Variables	June 30, 2010	March 31, 2010	December 31, 2009
Plateau CDR	8.0% - 28.0%	31.5 - 36.4%	34.0 - 44.2%
Final CDR Rate trended down to	2.9% - 8.1%	2.9 - 8.1%	3.5 - 8.1%
Expected Period until Final CDR achieved	24 months	21 months	21 months
Initial CPR	0.8% - 10.1%	1.6 - 8.4%	0.8 - 2.4%
Final CPR	10%	10.0%	10.0%
Loss Severity	95%	95%	95%
Future Repurchase of Ineligible Loans	$61.7 million	$63.1 million	$64.2 million

(1)
Represents assumptions for most heavily weighted scenario (the "base case").

        For second lien transactions, the Company calculates expected losses in the following fashion: A loan is generally "charged off" by the securitization's servicer once the loan is 180 days past due and therefore the Company's projections assume that a loss is charged off once it is 180 days past due. Most second lien transactions report the amount of loans in five monthly delinquency categories (i.e., 30-59 days past due, 60-89 days past due, 90-119 days past due, 120-149 days past due and 150-179 days past due). The Company estimates the amount of loans that will default over the next five months by calculating current representative liquidation rates (the percent of loans in a given delinquency status that are assumed to ultimately default) from selected transactions and then applying those liquidation rates to the amount of loans in the delinquency categories. The amount of loans projected to default in the third, fourth and fifth month are then expressed as CDR, and the average of those CDRs is then used as the basis for calculating defaults after the fifth month. In the base scenario, this CDR (the "plateau CDR") is held constant for one month. During First Quarter 2010, the base scenario's plateau was 4 months; the change for Second Quarter 2010 reflects an improvement in the mortgage and real estate markets. Once the plateau period has ended, the CDR is assumed to gradually trend down in uniform increments to its final long-term steady state CDR. In the base scenario, the time over which the CDR trends down to its final CDR is eighteen months. During First Quarter 2010, the base scenario's ramp was 12 months, the change this quarter was implemented to reflect that the recovery may take longer than the Company had previously anticipated. Therefore, in the base case scenario, the total time from the current period to the end of the ramp (when the long-term steady CDR is reached) is 24 months. The long-term steady state CDRs are calculated as the constant conditional default rates that would have yielded the amount of losses originally expected at underwriting.

        Breaches of Representations and Warranties—Second Lien U.S. RMBS:    As mentioned above, performance of the collateral underlying certain securitizations has substantially differed from the Company's original expectations. The Company has employed several loan file diligence firms and law firms as well as devoting internal resources to review the mortgage files surrounding many of the defaulted loans. As of June 30, 2010, the Company had performed a detailed review of approximately 7,800 files, representing nearly $600 million in outstanding par of defaulted second lien loans underlying insured transactions, and identified a material number of defaulted loans that breach representations and warranties regarding the characteristics of the loans such as misrepresentation of income or occupation, undisclosed debt and non-compliance with underwriting guidelines at loan origination. The Company continues to review new files as new loans default and as new loan files are made available to it. As of June 30, 2010, following negotiation with the sellers and originators of the

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

June 30, 2010

5. Financial Guaranty Contracts Accounted for as Insurance (Continued)

breaching loans, the Company had reached agreement to have $75 million of the second lien loans repurchased and has included in its net expected loss estimates for second liens as of June 30, 2010 an estimated benefit from repurchases of $246.0 million of second lien loans, of which $184.2 million relates to HELOCs and the remainder to CES. The amount the Company ultimately recovers related to contractual representations and warranties is uncertain and subject to a number of factors including the counterparty's ability to pay, the number and amount of loans determined to have breached representations and warranties and, potentially, negotiated settlements or litigation. As such, the Company's estimate of recoveries is uncertain and actual amounts realized may differ significantly from these estimates. In arriving at the expected recovery from breaches of representations and warranties the Company considered: the credit worthiness of the provider of representations and warranties, the number of breaches found on defaulted loans, the success rate resolving these breaches with the provider of the representations and warranties and the potential amount of time until the recovery is realized. This calculation involved a variety of scenarios which ranged from the Company recovering substantially all of the losses it incurred due to violations of representations and warranties, to the Company realizing very limited recoveries. These scenarios were probability weighted in order to determine the recovery incorporated into the Company's reserve estimate. This approach was used for both loans that had already defaulted and those assumed to default in the future. Recoveries were limited to amounts paid or expected to be paid out by the Company.

        The rate at which the principal amount of loan is prepaid may impact both the amount of losses projected (which is a function of the CDR and the loan balance over time) as well as the amount of excess spread (which is the excess of the interest paid by the borrowers on the underlying loan over the amount of interest and expenses owed on the insured obligations). In the base case, the current CPR is assumed to continue until the end of the plateau before gradually ramping to the final CPR over the same period the CDR decreases. The final CPR is assumed to be 10% for both HELOC and CES transactions. This level is generally higher than current rates, but lower than the historical average, which reflects the Company's continued uncertainty about performance of the borrowers in these transactions. This pattern is consistent with how the Company modeled the CPR in both the First Quarter 2010 and the three months ended December 31, 2009.

        The Company uses a number of other variables in its second lien loss projections, including the spread between relevant interest rate indices, loss severities (assumed to be 95%) and HELOC draw rates (the amount of new advances provided on existing HELOCs expressed as a percent of current outstanding advances). For HELOC transactions, the draw rate is assumed to decline from the current level to the final draw rate over a period of three months. The final draw rates were assumed to range from 0.1% to 1.0%.

        In estimating expected losses, the Company modeled and probability weighted three possible CDR curves applicable to the period preceding the return to the long-term steady state CDR. Given that draw rates have been reduced to levels below the historical average and that loss severities in these products have been higher than anticipated at inception, the Company believes that the level of the elevated CDR and the length of time it will persist is the primary driver behind the likely amount of losses the collateral will suffer (before considering the effects of repurchases of ineligible loans). The Company continues to evaluate the assumptions affecting its modeling results.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

June 30, 2010

5. Financial Guaranty Contracts Accounted for as Insurance (Continued)

        In prior quarters the Company's base case assumed a 4 month CDR plateau and a 12 month CDR ramp down, reflecting the Company's belief that the primary variable relating to the Company's reserve assumption was when an improvement in the mortgage markets would begin. In prior quarters it also modeled a 1 month CDR plateau and a 7 month CDR plateau. Consistent with the Company's current belief that an improvement in the mortgage market may be beginning but that any recovery may be more gradual than had previously been anticipated, this quarter's base case assumed a 1 month plateau and an 18 month ramp down. Increasing the CDR plateau to 4 months and keeping the ramp down at 18 months would increase the expected loss by approximately $10.9 million for HELOC transactions and $2.0 million for CES transactions. On the other hand, keeping the CDR plateau at 1 month but decreasing the length of the CDR ramp down back to last quarter's 12 month assumption would decrease the expected loss from those taken by approximately $12.3 million for HELOC transactions and $2.0 million for CES transactions.

U.S. First Lien RMBS: Alt-A, Option ARM, Subprime and Prime

        First lien RMBS are generally categorized in accordance with the characteristics of the first lien mortgage loans on one to four family homes supporting the transactions. The collateral supporting "Subprime RMBS" transactions is comprised of first-lien residential mortgage loans made to subprime borrowers. A "subprime borrower" is one considered to be a higher risk credit based on credit scores or other risk characteristics. Another type of RMBS transaction is generally referred to as "Alt-A RMBS." The collateral supporting such transactions is comprised of first-lien residential mortgage loans made to "prime" quality borrowers that lack certain ancillary characteristics that would make them prime. When more than 66% of the loans originally included in the pool are mortgage loans with an option to make a minimum payment that has the potential to negatively amortize the loan (i.e., increase the amount of principal owed), the transaction is referred to as an "Option ARM." Finally, transactions may be primarily composed of loans made to prime borrowers.

        The performance of the Company's first lien RMBS exposures began to deteriorate in 2007 and such transactions, particularly those originated in the period from 2005 through 2007, continue to perform below the Company's original underwriting expectations. The Company currently projects first lien collateral losses many times those expected at the time of underwriting. While insured securities benefitted from structural protections within the transactions designed to absorb some of the collateral losses, in many first lien RMBS projected losses exceed those structural protections.

        The majority of projected losses in first lien RMBS transactions are expected to come from mortgage loans that are delinquent or in foreclosure. An increase in delinquent and foreclosed loans beyond those delinquent and foreclosed last quarter is one of the primary drivers of loss development in this portfolio. In order to determine the number of defaults resulting from these delinquent and foreclosed loans, the Company applies a liquidation rate assumption to loans in each of various delinquency categories. The following table shows the Company's liquidation assumptions for various delinquency categories as of June 30, 2010 and March 31, 2010. The liquidation rate is a standard

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

June 30, 2010

5. Financial Guaranty Contracts Accounted for as Insurance (Continued)

industry measure that is used to estimate the number of loans in a given aging category that will default within a specified time period. The Company projects these liquidations over two years.

	June 30, 2010	March 31, 2010
30 - 59 Days Delinquent
Alt-A First Lien	50%	50%
Alt-A Option ARM	50	50
Subprime	45	45
60 - 89 Days Delinquent
Alt-A First Lien	65	65
Alt-A Option ARM	65	65
Subprime	65	65
90 days - Bankruptcy
Alt-A First Lien	75	75
Alt-A Option ARM	75	75
Subprime	70	70
Foreclosure
Alt-A First Lien	85	85
Alt-A Option ARM	85	85
Subprime	85	85
Real estate owned
Alt-A First Lien	100	100
Alt-A Option ARM	100	100
Subprime	100	100

        Losses are also projected on first lien RMBS that are presently current loans. The Company projects these losses by applying a CDR trend. The start of that CDR trend is based on the defaults the Company projected would emerge from currently delinquent and foreclosed loans. The total amount of expected defaults from these loans is then translated into a constant CDR (i.e., the CDR plateau), which, if applied for each of the next 24 months, would be sufficient to produce approximately the amount of losses that were calculated to emerge from the various delinquency categories. In the base case, each transaction's CDR is projected to improve over 12 months to an intermediate CDR (calculated as 15% of its CDR plateau); that intermediate CDR is held constant for 36 months and then trails off in steps to a final CDR of 5% of the CDR plateau. In the First Quarter 2010, the CDR plateau was held constant for 3 months before it was assumed to begin improving, which reflects the Company's view that an improvement in the real estate and mortgage market may be beginning. Under the Company's methodology, defaults projected to occur in the first 24 months represent defaults that can be attributed to loans that are currently delinquent or in foreclosure, while the defaults projected to occur using the projected CDR trend after the first 24 month period represent defaults attributable to borrowers that are currently performing.

        Another important driver of loss projections is loss severity, which is the amount of loss the transaction incurs on a loan after the application of net proceeds from the disposal of the underlying property. Loss severities experienced in first lien transactions have reached historical highs and the

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

June 30, 2010

5. Financial Guaranty Contracts Accounted for as Insurance (Continued)

Company is assuming that these historical highs continue for another year. The Company determines its initial loss severity based on actual recent experience. The Company then assumes that loss severities begin returning to levels consistent with underwriting assumptions beginning in June 2011, and in the base scenario decline over two years to 40%.

        The following table shows the Company's key assumptions used in its calculation of expected losses for these types of policies as of June 30, 2010, March 31, 2010 and December 31, 2009:

Key Assumptions in Base Case Expected Loss Estimates of First Lien RMBS Transactions

	June 30, 2010	March 31, 2010	December 31, 2009
Alt-A First Lien
Plateau CDR	2.2% - 19.9%	2.0% - 19.1%	1.5% - 19.6%
Intermediate CDR	0.3% - 3.0%	0.3% - 2.9%	0.2% - 2.9%
Final CDR	0.1% - 1.0%	0.1% - 1.0%	0.1% - 1.0%
Initial Loss Severity	60%	60%	60%
Future Repurchases of Ineligible Loans	$9.9 million	$9.5 million	$8.8 million
Initial CPR	0.0% - 16.2%	2.7% - 27.9%	0.0% - 20.5%
Final CPR	10%	10%	10%
Alt-A Option ARM
Plateau CDR	12.5% - 26.5%	15.3% - 23.3%	14.4% - 21.9%
Intermediate CDR	1.9% - 4.0%	2.3% - 3.5%	2.2% - 3.3%
Final CDR	0.6% - 1.3%	0.8% - 1.2%	0.7% - 1.1%
Initial Loss Severity	60%	60%	60%
Future Repurchases of Ineligible Loans	$16.3 million	$15.9 million	$16.3 million
Initial CPR	0.8% - 2.7%	0.0% - 2.3%	0.3% - 1.4%
Final CPR	10%	10%	10%
Subprime
Plateau CDR	8.4% - 12.4%	7.8% - 12.8%	7.1% - 12.1%
Intermediate CDR	1.3% - 1.9%	1.2% - 1.9%	1.1% - 1.8%
Final CDR	0.4% - 0.6%	0.4% - 0.6%	0.4% - 0.6%
Initial Loss Severity	75%	75%	70%
Future Repurchases of Ineligible Loans	$0	$0	$0
Initial CPR	1.8% - 10.2%	0.9% - 12.5%	0.5% - 12.0%
Final CPR	10%	10%	10%

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

June 30, 2010

5. Financial Guaranty Contracts Accounted for as Insurance (Continued)

        The rate at which the principal amount of loans is prepaid may impact both the amount of losses projected (since that amount is a function of the CDR and the loan balance over time) as well as the amount of excess spread (the amount by which the interest paid by the borrowers on the underlying loan exceeds the amount of interest owed on the insured obligations). The assumption for the CPR follows a similar pattern to that of the CDR. The current level of voluntary prepayments is assumed to continue for the plateau period before gradually ramping over 12 months to the final CPR, which is assumed to be either 10% or 15% depending on the scenario run.

        Breaches of Representations and Warranties—First Lien U.S. RMBS:    As mentioned above, performance of the collateral underlying certain securitizations has substantially differed from the Company's original expectations. The Company has employed several loan file diligence firms and law firms as well as devoting internal resources to review the mortgage files surrounding many of the defaulted loans. As of June 30, 2010, the Company had performed a detailed review of approximately 1,000 files representing nearly $520 million in outstanding par of defaulted first lien loans underlying insured transactions, and identified a material number of defaulted loans that breach representations and warranties regarding the characteristics of the loans. The Company continues to review new files as new loans default and as new loan files are made available to it. Following negotiation with the sellers and originators of the breaching loans, as of June 30, 2010, the Company had reached agreement to have $4.4 million of first lien loans repurchased. The Company has included in its net expected loss estimates for first liens as of June 30, 2010 an estimated benefit from repurchases of $26.6 million, of which $16.3 million relates to Option ARMs, $9.9 million to Alt-A first liens and $0.4 million to prime transactions. The amount the Company will ultimately recover related to contractual representations and warranties is uncertain and subject to a number of factors including the counterparty's ability to pay, the number and amount of loans determined to have breached representations and warranties and, potentially, negotiated settlements or litigation recoveries. As such, the Company's estimate of recoveries is uncertain and actual amounts realized may differ significantly from these estimates. In arriving at the expected recovery from breaches of representations and warranties, the Company considered the credit worthiness of the provider of representations and warranties, the number of breaches found on defaulted loans, the success rate in resolving these breaches with the provider of the representations and warranty and the potential amount of time until the recovery is realized. This calculation involved a variety of scenarios which ranged from the Company recovering substantially all of the losses it incurred due to violations of representations and warranties to the Company realizing very limited recoveries. These scenarios were probability weighted in order to determine the recovery incorporated into the Company's reserve estimate. This approach was used for both loans that had already defaulted and those assumed to default in the future. In all cases, recoveries were limited to amounts paid or expected to be paid by the Company.

        The ultimate performance of the Company's first lien RMBS transactions remains highly uncertain and may be subject to considerable volatility due to the influence of many factors, including the level and timing of loan defaults, changes in housing prices and other variables. The Company will continue to monitor the performance of its RMBS exposures and will adjust the risk ratings of those transactions based on actual performance and management's estimates of future performance.

        In establishing its reserves, the Company modeled and probability weighted sensitivities for first lien transactions by varying its assumptions of how fast an economic recovery is expected to occur. The

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

June 30, 2010

5. Financial Guaranty Contracts Accounted for as Insurance (Continued)

primary variable when modeling sensitivities was how quickly the CDR returned to its modeled equilibrium, which was defined as 5% of the current CDR. The Company also stressed CPRs and the speed of recovery of loss severity rates. In a somewhat more stressful environment than that of the base case, where the CDR recovery was more gradual and the final CPR was 15% rather than 10%, the Company's expected losses would increase by approximately $1.0 million for Alt-A first liens, $8.0 million for Option ARMs, $2.4 million for subprime and $0.0 million for prime transactions. In an even more stressful scenario where the CDR plateau was extended 3 months (to be 27 months long) before the same more gradual CDR recovery and loss severities were assumed to recover over 4 rather than 2 years (and subprime loss severities were assumed to recover only to 55%), the Company's expected losses would increase by approximately $5.2 million for Alt-A first liens, $22.6 million for Option ARMs, $8.4 million for subprime and $0.3 million for prime transactions. The Company also considered a scenario where the recovery was faster than in its base case. In this scenario, where the CDR plateau was 3 months shorter (21 months, effectively assuming that liquidation rates would improve) and the CDR recovery was more pronounced, the Company's expected losses would decrease by approximately $3.7 million for Alt-A first liens, $12.5 million for Option ARMs, $3.1 million for subprime and $0.1 million for prime transactions.

"XXX" Life Insurance Transactions

        AGC and AGUK have insured $428.2 million of net par in "XXX" life insurance reserve securitization transactions based on discrete blocks of individual life insurance business. In these transactions, the monies raised by the sale of the bonds insured by AGC and AGUK are used to capitalize a special purpose vehicle that provides reinsurance to a life insurer or reinsurer. The monies are invested at inception in accounts managed by third-party investment managers. In order for AGC and AGUK to incur an ultimate net loss on these transactions, adverse experience on the underlying block of life insurance policies and/or credit losses in the investment portfolio would need to exceed the level of credit enhancement built into the transaction structures. In particular, such credit losses in the investment portfolio could be realized in the event that circumstances arise resulting in the early liquidation of assets at a time when their market value is less than their intrinsic value.

        AGC's and AGUK's $428.2 million in net par of XXX Life Insurance transactions include $248.2 million rated BIG by the Company as of June 30, 2010 and corresponded to two transactions. These two BIG XXX transactions had material amounts of their assets invested in U.S. RMBS transactions. Based on its analysis of the information currently available, including estimates of future investment performance provided by the current investment manager, projected credit impairments on the invested assets and performance of the blocks of life insurance business at June 30, 2010, AGC's and AGUK's gross expected loss, prior to reinsurance or netting of unearned premium, for the two BIG XXX insurance transactions was $63.3 million and their net reserve was $13.6 million.

        On December 19, 2008, AGUK sued J.P. Morgan Investment Management Inc. ("JPMIM"), the investment manager in one of the transactions, which relates to Orkney Re II p.l.c. ("Orkney Re II") in New York Supreme Court ("Court") alleging that JPMIM engaged in breaches of fiduciary duty, gross negligence and breaches of contract based upon its handling of the investments of Orkney Re II. On January 28, 2010 the Court ruled against AGUK on a motion to dismiss filed by JPMIM. Oral argument on the AGUK's appeal was heard before the Appellate Division on May 26, 2010.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

June 30, 2010

5. Financial Guaranty Contracts Accounted for as Insurance (Continued)

Public Finance Transactions

        Within the public finance category, $827.2 million was rated BIG with the largest BIG exposure being a public finance transaction for sewer service in Jefferson County, Alabama. AGC's total exposure to this transaction is approximately $190.2 million of net par. AGC has made debt service payments during the year and expects to make additional payments in the near term. AGC is continuing its risk remediation efforts for this exposure.

Other Sectors and Transactions

        The Company continues to closely monitor other sectors and individual financial guaranty insurance transactions it feels warrant the additional attention, including, as of June 30, 2010, its commercial mortgage exposure of $256.6 million of net par, its trust preferred securities ("TruPS") collateralized debt obligations ("CDOs") exposure of $688.9 million, and its U.S. health care exposure of $5.3 billion of net par.

6. Credit Derivatives

        Certain financial guaranty contracts written in credit derivative form, principally in the form of insured credit default swap ("CDS") contracts, have been deemed to meet the definition of a derivative under GAAP, which requires that an entity recognize as either assets or liabilities in the consolidated balance sheet and measure those instruments at fair value with changes in fair value recorded in consolidated statements of operations. GAAP requires companies to recognize freestanding or embedded derivatives relating to beneficial interests in securitized financial instruments.

        In general, the Company structures credit derivative transactions such that the circumstances giving rise to the Company's obligation to make loss payments are similar to those for financial guaranty contracts written in insurance form and only occurs as losses are realized on the underlying reference obligation. Nonetheless, credit derivative transactions are governed by International Swaps and Derivatives Association, Inc. ("ISDA") documentation and operate differently from financial guaranty contracts written in insurance form. For example, the Company's control rights with respect to a reference obligation under a credit derivative may be more limited than when the Company issues a financial guaranty contract written in insurance form. In addition, while the Company's exposure under credit derivatives, like the Company's exposure under financial guaranty contracts written in insurance form, has been generally for as long as the reference obligation remains outstanding, unlike financial guaranty contracts, a credit derivative may be terminated for a breach of the ISDA documentation or other specific events. If events of default or termination events specified in the credit derivative documentation were to occur, the non-defaulting or the non-affected party, which may be either the Company or the counterparty, depending upon the circumstances, may decide to terminate a credit derivative prior to maturity. The Company may be required to make a termination payment to its swap counterparty upon such termination.

        Some of the Company's CDS have rating triggers that allow certain CDS counterparties to terminate in the case of downgrades. If certain of its credit derivative contracts were terminated, the Company could be required to make a termination payment as determined under the relevant documentation, although under certain documents, the Company may have the right to cure the

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

June 30, 2010

6. Credit Derivatives (Continued)

termination event by posting collateral, assigning its rights and obligations in respect of the transactions to a third party or seeking a third party guaranty of the obligations of the Company. As of June 30, 2010 and December 31, 2009, if AGC's ratings were downgraded to levels between BBB or Baa2 and BB+ or Ba1, certain CDS counterparties could terminate certain CDS contracts covering approximately $5.9 billion and $6.0 billion, of par insured, respectively. The Company does not believe that it can accurately estimate the termination payments it could be required to make if, as a result of any such downgrade, a CDS counterparty terminated its CDS contracts with the Company. These payments could have a material adverse effect on the Company's liquidity and financial condition.

        Under a limited number of other CDS contracts, the Company may be required to post eligible securities as collateral—generally cash or U.S. government or agency securities. For certain of such contracts, this requirement is based on a mark-to-market valuation, as determined under the relevant documentation, in excess of contractual thresholds that decline or are eliminated if the Company's ratings decline. Under other contracts, the Company has negotiated caps such that the posting requirement cannot exceed a certain amount. As of June 30, 2010, without giving effect to thresholds that apply under current ratings, the amount of par that is subject to collateral posting is approximately $18.9 billion, for which the Company has posted approximately $636.9 million of collateral. Counterparties have agreed that for approximately $17.6 billion of that $18.9 billion, the maximum amount that the Company could be required to post at current ratings is $425 million, which amount is included in the $636.9 million posted as of June 30, 2010. If AGC were downgraded to A+ by Standard & Poor's Rating Services ("S&P") or A3 by Moody's Investors Service, Inc. ("Moody's"), that maximum amount would be $475 million. The Company may be required to post additional collateral from time to time, depending on its ratings and on the market values of the transactions subject to the collateral posting.

        Realized gains and other settlements on credit derivatives include credit derivative premiums received and receivable for credit protection the Company has sold under its insured CDS contracts, premiums paid and payable for credit protection the Company has purchased, contractual claims paid and payable and received and receivable related to insured credit events under these contracts, ceding commissions (expense) income and realized gains or losses related to their early termination.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

June 30, 2010

6. Credit Derivatives (Continued)

        The following table disaggregates realized gains and other settlements on credit derivatives into its component parts for the Second Quarter 2010 and 2009 and Six Months 2010 and 2009:

Realized Gains and Other Settlements on Credit Derivatives

	Second Quarter		Six Months
	2010	2009	2010	2009
	(in thousands)
Net credit derivative premiums received and receivable	$18,943	$19,970	$37,662	$40,720
Ceding commissions received and receivable (paid and payable), net	1,920	2,034	3,917	4,253

Realized gains on credit derivatives	20,863	22,004	41,579	44,973
Net credit derivative losses (paid and payable) recovered and recoverable	2,999	—	(24,397)	—

Total realized gains and other settlements on credit derivatives	$23,862	$22,004	$17,182	$44,973

        Net unrealized gains (losses) on credit derivatives represent the adjustments for changes in fair value in excess of realized gains and other settlements that are recorded in each reporting period. Changes in unrealized gains and losses on credit derivatives are reflected in the consolidated statements of operations. Fair value of credit derivatives is reflected as either net assets or net liabilities, determined on a contract by contract basis, in the Company's consolidated balance sheets. Unrealized gains and losses resulting from changes in the fair value of credit derivatives occur primarily because of changes in interest rates, credit spreads, credit ratings of the referenced entities, claim payments, and the issuing company's own credit rating, credit spreads and other market factors. Except for estimated credit impairments, the unrealized gains and losses on credit derivatives will reduce to zero as the exposure approaches its maturity date.

        The Company determines the fair value of its credit derivative contracts primarily through modeling that uses various inputs to derive an estimate of the value of the Company's contracts in principal markets. Inputs include expected contractual life and credit spreads, based on observable market indices and on recent pricing for similar contracts. Credit spreads capture the impact of recovery rates and performance of underlying assets, among other factors, on these contracts. The Company's pricing model takes into account not only how credit spreads on risks that it assumes affect pricing, but also how the Company's own credit spread affects the pricing of its deals. If credit spreads of the underlying obligations change, the fair value of the related credit derivative changes. Market liquidity could also impact valuations of the underlying obligations.

        The impact of changes in credit spreads will vary based upon the volume, tenor, interest rates, and other market conditions at the time these fair values are determined. In addition, since each transaction has unique collateral and structure terms, the underlying change in fair value of each transaction may vary considerably. The fair value of credit derivative contracts also reflects the change in the Company's own credit cost based on the price to purchase credit protection on AGC. The Company determines its own credit risk based on quoted CDS prices traded on the Company at each

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

June 30, 2010

6. Credit Derivatives (Continued)

balance sheet date. Generally, a widening of the CDS prices traded on AGC has an effect of offsetting unrealized losses that result from widening general market credit spreads, while a narrowing of the CDS prices traded on AGC has an effect of offsetting unrealized gains that result from narrowing general market credit spreads. An overall narrowing of spreads generally results in an unrealized gain on credit derivatives for the Company and an overall widening of spreads generally results in an unrealized loss for the Company.

Effect of Company's Credit Spread on Credit Derivatives Fair Value

	As of June 30, 2010	As of December 31, 2009
	(dollars in millions)
Quoted price of CDS contract (in basis points)	1,010	634
Fair value of CDS contracts:
Before considering implication of the Company's credit spreads	$(2,862.1)	$(2,630.2)
After considering implication of the Company's credit spreads	$(594.5)	$(824.7)

        As of June 30, 2010, AGC's credit spreads remained relatively wide compared to pre-2007 levels, as did general market spreads. The $2.9 billion liability as of June 30, 2010, which represents the fair value of CDS contracts before considering the implications of AGC's credit spreads, is a direct result of continued wide credit spreads in the fixed income security markets, and ratings downgrades. The asset classes that remain most affected are the more recent vintages of Subprime RMBS and Alt-A deals, as well as trust- preferred securities. When looking at June 30, 2010, compared to December 31, 2009, there was a widening of market prices relating to Alt-A transactions as a result of underlying credit deterioration. This resulted in a loss of approximately $231.9 million before taking into account AGC's credit spreads.

        Management believes that the trading level of AGC's credit spread is due to the correlation between AGC's risk profile and that experienced currently by the broader financial markets and increased demand for credit protection against AGC as the result of its direct segment financial guarantee volume as well as the overall lack of liquidity in the CDS market. Offsetting the benefit attributable to AGC's credit spread were declines in fixed income security market prices primarily attributable to widening spreads in certain markets as a result of the continued deterioration in credit markets and some credit rating downgrades. The higher credit spreads in the fixed income security market are due to the recent lack of liquidity in the high yield CDOs and collateralized loan obligation ("CLOs") markets as well as continuing market concerns over the most recent vintages of subprime RMBS and CMBS.

        The estimated remaining weighted average life of credit derivative was 7.6 years at June 30, 2010 and 8.0 years at December 31, 2009.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

June 30, 2010

6. Credit Derivatives (Continued)

        The components of the Company's net par outstanding as of June 30, 2010 and December 31, 2009 are:

Net Par Outstanding on Credit Derivatives

	As of June 30, 2010				As of December 31, 2009
Asset Type	Original Subordination(1)	Current Subordination(1)	Net Par Outstanding	Weighted Average Credit Rating(2)	Original Subordination(1)	Current Subordination(1)	Net Par Outstanding	Weighted Average Credit Rating(2)
	(dollars in millions)
Financial Guaranty Direct:
Pooled corporate obligations:
CLOs/CBOs	35.5%	31.4%	$16,531	AAA	35.4%	30.2%	$17,312	AAA
Synthetic investment grade pooled corporate	30.0	30.1	702	AAA	30.0	29.4	1,647	AAA
TruPS CDOs	46.7	33.6	4,400	BB+	46.5	36.9	4,566	BB+
Market value CDOs of corporate obligations	38.5	38.6	3,143	AAA	38.8	39.0	3,002	AAA

Total pooled corporate obligations	37.7	32.7	24,776	AA+	37.4	32.3	26,527	AA+
U.S. RMBS:
Alt-A Option ARMs and Alt-A First Lien	20.1	19.7	3,871	B+	20.3	22.0	4,320	BB
Subprime First Lien	27.5	57.6	3,596	A+	27.6	52.4	3,782	A+
Prime First Lien	10.9	10.4	437	B	10.9	11.1	467	BB
CES and HELOCs	0.0	18.9	12	AA	0.0	19.2	13	AA

Total U.S. RMBS	22.8	36.1	7,916	BBB-	22.9	34.6	8,582	BBB
CMBS	28.7	29.2	5,724	AAA	28.5	30.9	5,844	AAA
Other	—	—	6,427	AA	—	—	7,255	AA

Total			$44,843	AA			$48,208	AA

(1)
Represents the sum of subordinate tranches and over-collateralization and does not include any benefit from excess interest collections that may be used to absorb losses.

(2)
Based on the Company's internal rating, The Company's rating scale is similar to that used by the nationally recognized rating agencies; however, the ratings in the above table may not be the same as ratings assigned by any nationally recognized rating agency.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

June 30, 2010

6. Credit Derivatives (Continued)

        The components of the Company's change in unrealized gains (loss) on credit derivatives are as follows:

Change in Unrealized Gain (Loss) on Credit Derivatives

	Second Quarter		Six Months
Asset Type	2010	2009	2010	2009
	(in millions)
Pooled corporate obligations:
CLOs/CBOs	$2.0	$1.2	$3.0	$(61.2)
Synthetic investment grade pooled corporate	0.7	1.3	(0.1)	2.9
TruPS CDOs	28.5	(60.8)	51.8	0.3
Market value CDOs of corporate obligations	(0.1)	(0.3)	0.1	(6.1)
Commercial Real Estate	—	0.1	—	(1.7)
CDO of CDOs (corporate)	—	0.5	—	(0.2)

Total pooled corporate obligations	31.1	(58.0)	54.8	(66.0)
U.S. RMBS:
Alt-A Option ARMs and Alt-A First Lien	8.3	(160.2)	123.6	(200.4)
Subprime First lien	0.3	0.5	0.9	(2.8)
Prime first lien	4.5	(18.6)	16.4	(60.1)
CES and HELOCs	—	—	—	—

Total U.S. RMBS	13.1	(178.3)	140.9	(263.3)
CMBS	0.3	0.7	8.3	(24.5)
Other(1)	(37.2)	10.6	12.8	105.8

Total	$7.3	$(225.0)	$216.8	$(248.0)

(1)
"Other" includes all other U.S. and international asset classes, such as commercial receivables, international infrastructure, international RMBS and home equity securities, and pooled infrastructure securities.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

June 30, 2010

6. Credit Derivatives (Continued)

        The Company's exposure to pooled corporate obligations is highly diversified in terms of obligors and, except in the case of TruPS CDOs, industries. Most pooled corporate transactions are structured to limit exposure to any given obligor and industry. The majority of the Company's pooled corporate exposure consists of CLOs or synthetic pooled corporate obligations. Most of these CLOs have an average obligor size of less than 1% and typically restrict the maximum exposure to any one industry to approximately 10%. The Company's exposure also benefits from embedded credit enhancement in the transactions which allows a transaction to sustain a certain level of losses in the underlying collateral, further insulating the Company from industry specific concentrations of credit risk on these deals.

        The Company's TruPS CDO asset pools are generally less diversified by obligors and industries than the typical CLO asset pool. Also, the underlying collateral in TruPS CDOs consists primarily of subordinated debt instruments such as TruPS CDOs issued by banks, real estate investment trusts ("REITs") and insurance companies, while CLOs typically contain primarily senior secured obligations. Finally, TruPS CDOs typically contain interest rate hedges that may complicate the cash flows. However, to mitigate these risks TruPS CDOs were typically structured with higher levels of embedded credit enhancement than typical CLOs.

        The Company's exposure to "Other" CDS contracts is also highly diversified. It includes $2.3 billion of exposure to four pooled infrastructure transactions comprised of diversified pools of international infrastructure project transactions and loans to regulated utilities. These pools were all structured with underlying credit enhancement sufficient for the Company to attach at super senior AAA levels. The remaining $4.1 billion of exposure in "Other" CDS contracts is comprised of numerous deals typically structured with significant underlying credit enhancement and spread across various asset classes, such as commercial receivables, international RMBS and home equity securities, infrastructure, regulated utilities and consumer receivables.

        With considerable volatility continuing in the market, unrealized gains (losses) on credit derivatives may fluctuate significantly in future periods.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

June 30, 2010

6. Credit Derivatives (Continued)

        The following tables present additional details about the Company's unrealized gain or loss on credit derivatives associated with U.S. RMBS by vintage for the Second Quarter 2010 and Six Months 2010:

U.S. Residential Mortgage-Backed Securities

Vintage	Original Subordination(1)	Current Subordination(1)	Net Par Outstanding (in millions)	Weighted Average Credit Rating(2)	Second Quarter 2010 Unrealized Gain (Loss) (in millions)	Six Months 2010 Unrealized Gain (Loss) (in millions)
2004 and Prior	6.1%	19.4%	$130	A+	$(0.1)	$0.2
2005	26.8	58.9	2,592	AA-	(0.1)	1.3
2006	28.5	50.5	1,340	BBB	(3.4)	0.9
2007	19.1	17.1	3,854	B	16.7	138.5
2008	—	—	—	—	—	—
2009	—	—	—	—	—	—
2010	—	—	—	—	—	—

Total	22.8%	36.1%	$7,916	BBB-	$13.1	$140.9

(1)
Represents the sum of subordinate tranches and over-collateralization and does not include any benefit from excess interest collections that may be used to absorb losses.

(2)
Based on the Company's internal rating. The Company's rating scale is similar to that used by the nationally recognized rating agencies; however, the ratings in the above table may not be the same as ratings assigned by any nationally recognized rating agency.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

June 30, 2010

6. Credit Derivatives (Continued)

        The following table presents additional details about the Company's unrealized gain or loss on credit derivatives associated with CMBS transactions by vintage for the Second Quarter 2010 and Six Months 2010:

Commercial Mortgage-Backed Securities

Vintage	Original Subordination(1)	Current Subordination(1)	Net Par Outstanding (in millions)	Weighted Average Credit Rating(2)	Second Quarter 2010 Unrealized Gain (Loss) (in millions)	Six Months 2010 Unrealized Gain (Loss) (in millions)
2004 and Prior	28.5%	43.8%	$579	AAA	$—	$0.2
2005	17.6	25.0	513	AAA	(0.1)	0.2
2006	26.4	25.3	3,438	AAA	0.5	4.3
2007	41.1	37.5	1,194	AAA	(0.1)	3.6
2008	—	—	—	—	—	—
2009	—	—	—	—	—	—
2010	—	—	—	—	—	—

Total	28.7%	29.2%	$5,724	AAA	$0.3	$8.3

(1)
Represents the sum of subordinate tranches and over-collateralization and does not include any benefit from excess interest collections that may be used to absorb losses.

(2)
Based on the Company's internal rating. The Company's rating scale is similar to that used by the nationally recognized rating agencies; however, the ratings in the above table may not be the same as ratings assigned by any nationally recognized rating agency.

        The following table summarizes the estimated change in fair values on the net balance of the Company's credit derivative positions assuming immediate parallel shifts in credit spreads on AGC and on the risks that it assumes:

	As of June 30, 2010
Credit Spreads	Estimated Net Fair Value (Pre-Tax)	Estimated Pre-Tax Change in Gain /(Loss)
	(in millions)
100% widening in spreads	$(1,586.3)	$(991.8)
50% widening in spreads	(1,090.4)	(495.9)
25% widening in spreads	(842.5)	(248.0)
10% widening in spreads	(693.7)	(99.2)
Base Scenario	(594.5)	—
10% narrowing in spreads	(525.8)	68.7
25% narrowing in spreads	(422.7)	171.8
50% narrowing in spreads	(260.6)	333.9

(1)
Includes the effects of spreads on both the underlying asset classes and the Company's own credit spread.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

June 30, 2010

7. Consolidation of Variable Interest Entities

        The Company has exposure to VIEs through the issuance of financial guaranty insurance contracts that typically ensure the timely payment of principal and interest to the holders of VIE debt. As part of the terms of its insurance contracts, at the outset of a contract the Company obtains certain protective rights over the control of a VIE based upon the occurrence of certain trigger events, such as deal performance or servicer or collateral manager financial health. At deal inception, the Company typically is not deemed to be have control of a VIE, however, once a trigger event occurs the Company's control of the VIE typically increases.

        Under accounting rules previously in effect, the Company determined whether it was the primary beneficiary (i.e., the variable interest holder required to consolidate a VIE) of a VIE by first performing a qualitative analysis of the VIE that includes, among other factors, its capital structure, contractual terms, which variable interests create or absorb variability, related party relationships and the design of the VIE. The Company performed a quantitative analysis when qualitative analysis was not conclusive.

        The accounting guidance effective January 1, 2010, requires the Company to perform an analysis to determine whether its variable interests give it a controlling financial interest in a VIE. This analysis identifies the primary beneficiary of a VIE as the enterprise that has both 1) the power to direct the activities of a VIE that most significantly impact the entity's economic performance; and 2) the obligation to absorb losses of the entity that could potentially be significant to the VIE or the right to receive benefits from the entity that could potentially be significant to the VIE. Additionally, this guidance requires an ongoing reassessment of whether the Company is the primary beneficiary of a VIE.

        Pursuant to the new accounting guidance, the Company evaluated its power to direct the significant activities that most significantly impact the economic performance of VIEs that have debt obligations insured by the Company and, accordingly, where the Company is obligated to absorb VIE losses that could potentially be significant to the VIE. The Company determined that it is the primary beneficiary of three VIEs based on the assessment of its control rights over servicer or collateral manager replacement, given that servicing/managing collateral were deemed to be the VIEs' most significant activities. The Company is not primarily liable for the debt obligations issued by the VIEs and would only be required to make payments on these debt obligations in the event that the issuer of such debt obligations defaults on any principal or interest due. The Company's creditors do not have any rights with regard to the assets of the VIEs.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

June 30, 2010

7. Consolidation of Variable Interest Entities (Continued)

        The table below shows the carrying value of the consolidated VIE assets and liabilities in the Company's unaudited interim consolidated financial statements, segregated by the types of assets held by VIEs that collateralize their respective debt obligations:

Consolidated VIEs

	As of June 30, 2010
	Assets	Liabilities
	(in thousands)
Alt-A Second liens	$98,552	$152,071
Life insurance	293,805	293,805

Total	$392,357	$445,876

        The table below shows the revenues and expenses of the consolidated VIEs:

	Second Quarter 2010	Six Months 2010
	(in thousands)
Revenues:
Financial guaranty variable interest entities' revenues:
Interest income	$4,949	$10,450
Net realized and unrealized gains (losses) on assets	22,486	44,033

Financial guaranty variable interest entities' revenues	$27,435	$54,483

Expenses:
Financial guaranty variable interest entities' expenses:
Interest expense	$1,961	$4,323
Net realized and unrealized losses (gains) on liabilities with recourse	33,750	47,164
Net realized and unrealized (gains) losses on liabilities without recourse	(2,145)	(5,526)
Other expenses	2,323	5,462

Financial guaranty variable interest entities' expenses	$35,889	$51,423

        The financial reports of the consolidated VIEs are prepared by outside parties and are not available within the time constraints that the Company requires to ensure the financial accuracy of the operating results. As such, the financial results of the three VIEs are consolidated on a one quarter lag.

        The new accounting guidance mandates the accounting changes prescribed by the statement to be recognized by the Company as a cumulative effect adjustment to retained earnings as of January 1, 2010. The cumulative effect of adopting the new accounting guidance was a $39.9 million after-tax

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

June 30, 2010

7. Consolidation of Variable Interest Entities (Continued)

decrease to the opening retained earnings balance due to the consolidation of three VIEs at fair value. The impact of adopting the new accounting guidance on the Company's balance sheet was as follows:

	As of December 31, 2009	Transition Adjustment	As of January 1, 2010
	(in thousands)
Assets:
Premiums receivable, net of ceding commission payable	$351,468	$(9,245)	$342,223
Deferred tax asset, net	241,796	21,484	263,280
Financial guaranty variable interest entities' assets	—	348,324	348,324
Total assets	4,499,810	360,563	4,860,373
Liabilities and shareholder's equity:
Unearned premium reserves	1,451,576	(7,959)	1,443,617
Loss and loss adjustment expense reserve	191,211	91	191,302
Financial guaranty variable interest entities' liabilities with recourse	—	390,274	390,274
Financial guaranty variable interest entities' liabilities without recourse	—	18,055	18,055
Total liabilities	3,273,593	400,461	3,674,054
Retained earnings	153,738	(39,898)	113,840
Total shareholder's equity	1,226,217	(39,898)	1,186,319
Total liabilities and shareholder's equity	$4,499,810	360,563	$4,860,373

Non-Consolidated VIEs

        To date, the results of qualitative and quantitative analyses have indicated that the Company does not have a majority of the variability in any other VIE and, as a result, are not consolidated in the Company's unaudited interim consolidated financial statements. The Company's exposure provided through its financial guaranties with respect to debt obligations of non-consolidated SPEs is included within net par outstanding in Note 3.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

June 30, 2010

8. Fair Value of Financial Instruments

        The carrying amount and estimated fair value of financial instruments are presented in the following table:

Fair Value of Financial Instruments

	As of June 30, 2010		As of December 31, 2009
	Carrying Amount	Estimated Fair Value	Carrying Amount	Estimated Fair Value
	(in thousands)
Assets:
Fixed maturity securities	$2,363,170	$2,363,170	$2,045,211	$2,045,211
Short-term investments	389,929	389,929	802,567	802,567
Credit derivative assets	285,353	285,353	251,992	251,992
Committed capital securities, at fair value	11,305	11,305	3,987	3,987
Financial guaranty VIE assets	392,357	392,357	—	—
Liabilities:
Financial guaranty insurance contracts(1)	742,632	933,074	801,320	1,061,330
Note payable to affiliate	300,000	340,280	300,000	300,000
Credit derivative liabilities	879,828	879,828	1,076,726	1,076,726
Financial guaranty VIE liabilities with recourse	433,347	433,347	—	—
Financial guaranty VIE liabilities without recourse	12,529	12,529	—	—

(1)
Includes the balance sheet amounts related to financial guaranty insurance contract premiums and losses, net of reinsurance.

Background

        Fair value framework defines fair value as the price that would be received to sell an asset or paid to transfer a liability (an exit price) in an orderly transaction between market participants on the measurement date. The price represents the price available in the principal market for the asset or liability. If there is no principal market, then the price is based on the market that maximizes the value received for an asset or minimizes the amount paid for a liability (i.e. the most advantageous market).

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

June 30, 2010

8. Fair Value of Financial Instruments (Continued)

        The fair value hierarchy is determined based on whether the inputs to valuation techniques used to measure fair value are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect the Company estimates of market assumptions. In accordance with GAAP, the fair value hierarchy prioritizes model inputs into three broad levels as follows, with level 1 being the highest and level 3 the lowest:

        Level 1—Quoted prices for identical instruments in active markets.

        Level 2—Quoted prices for similar instruments in active markets; quoted prices for identical or similar instruments in markets that are not active; and observable inputs other than quoted prices, such as interest rates or yield curves and other inputs derived from or corroborated by observable market inputs.

        Level 3—Model derived valuations in which one or more significant inputs or significant value drivers are unobservable. This hierarchy requires the use of observable market data when available. Financial instruments are considered Level 3 when their values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable. Level 3 financial instruments also include those for which the determination of fair value requires significant management judgment or estimation.

        An asset or liability's categorization within the fair value hierarchy is based on the lowest level of significant input to its valuation.

Financial Instruments Carried at Fair Value

        Amounts recorded at fair value in the Company's financial statements are included in the tables below.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

June 30, 2010

8. Fair Value of Financial Instruments (Continued)

Fair Value Hierarchy of Financial Instruments
As of June 30, 2010

		Fair Value Hierarchy
	Fair Value	Level 1	Level 2	Level 3
	(in millions)
Assets:
Investment portfolio, available-for-sale:
Fixed maturity securities:
U.S. government and agencies	$466.4	$—	$466.4	$—
Obligations of state and political subdivisions	1,282.7	—	1,282.7	—
Corporate securities	221.6	—	221.6	—
Mortgage-backed securities:
RMBS	140.9	—	105.0	35.9
CMBS	77.7	—	77.7	—
Asset-backed securities	86.6	—	86.6	—
Foreign government securities	87.3	—	87.3	—

Total fixed maturity securities	2,363.2	—	2,327.3	35.9
Short-term investments	389.9	148.4	241.5	—
Credit derivative assets	285.3	—	—	285.3
Committed capital securities, at fair value	11.3	—	11.3	—
Financial guaranty VIE assets	392.4	—	—	392.4

Total assets	$3,442.1	$148.4	$2,580.1	$713.6

Liabilities:
Credit derivative liabilities	$879.8	$—	$—	$879.8
Financial guaranty VIE liabilities with recourse	433.3	—	—	433.3
Financial guaranty VIE liabilities without recourse	12.5	—	—	12.5

Total liabilities	$1,325.6	$—	$—	$1,325.6

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

June 30, 2010

8. Fair Value of Financial Instruments (Continued)

Fair Value Hierarchy of Financial Instruments
As of December 31, 2009

		Fair Value Hierarchy
	Fair Value	Level 1	Level 2	Level 3
	(in millions)
Assets:
Investment portfolio, available-for-sale:
Fixed maturity securities:
U.S. government and agencies	$451.5	$—	$451.5	$—
Obligations of state and political subdivisions	1,059.1	—	1,059.1	—
Corporate securities	183.3	—	183.3	—
Mortgage-backed securities:
RMBS	190.6	—	190.6	—
CMBS	64.3	—	64.3	—
Asset-backed securities	16.7	—	16.7	—
Foreign government securities	79.7	—	79.7	—

Total fixed maturity securities	2,045.2	—	2,045.2	—
Short-term investments	802.6	43.2	759.4	—
Credit derivative assets	252.0	—	—	252.0
Committed capital securities, at fair value	4.0	—	4.0	—

Total assets	$3,103.8	$43.2	$2,808.6	$252.0

Liabilities:
Credit derivative liabilities	$1,076.7	$—	$—	$1,076.7

Total liabilities	$1,076.7	$—	$—	$1,076.7

Fixed Maturity Securities and Short-term Investments

        The fair value of bonds in the Investment Portfolio is generally based on quoted market prices received from third party pricing services or alternative pricing sources with reasonable levels of price transparency. Such quotes generally consider a variety of factors, including recent trades of the same and similar securities. If quoted market prices are not available, the valuation is based on pricing models that use dealer price quotations, price activity for traded securities with similar attributes and other relevant market factors as inputs, including security type, rating, vintage, tenor and its position in the capital structure of the issuer. The Company considers securities prices from pricing services, index providers or broker-dealers to be Level 2 in the fair value hierarchy. Prices determined based upon model processes are considered to be Level 3 in the fair value hierarchy. The Company used model processes to price five fixed maturity securities as of June 30, 2010 and these securities were classified as Level 3.

        Broker-dealer quotations obtained to price securities are generally considered to be indicative and are nonactionable (i.e. non-binding).

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

June 30, 2010

8. Fair Value of Financial Instruments (Continued)

        The Company did not make any internal adjustments to prices provided by its third party pricing service.

Committed Capital Securities

        The fair value of committed capital securities CCS represents the difference between the present value of remaining expected put option premium payments under AGC's CCS (the "AGC CCS Securities") agreements and the value of such estimated payments based upon the quoted price for such premium payments as of the reporting dates. See Note 15. Changes in fair value of this financial instrument are included in the consolidated statements of operations. The significant market inputs used are observable, therefore, the Company classified this fair value measurement as Level 2.

Financial Guaranty Credit Derivatives Accounted for as Derivatives

        The Company's credit derivatives consist primarily of insured CDS contracts. The Company does not typically exit its credit derivative contracts, and there are no quoted prices for its instruments or for similar instruments. Observable inputs other than quoted market prices exist; however, these inputs reflect contracts that do not contain terms and conditions similar to the credit derivative contracts issued by the Company. Therefore, the valuation of credit derivative contracts requires the use of models that contain significant, unobservable inputs. The Company accordingly believes the credit derivative valuations are in Level 3 in the fair value hierarchy.

        The fair value of the Company's credit derivative contracts represents the difference between the present value of remaining expected net premiums the Company receives or pays for the credit protection and the estimated present value of premiums that a comparable credit-worthy financial guarantor would hypothetically charge or pay the Company for the same protection at the balance sheet date. The fair value of the Company's credit derivatives depends on a number of factors, including notional amount of the contract, expected term, credit spreads, changes in interest rates, the credit ratings of referenced entities, the Company's own credit risk and remaining contractual cash flows.

        Market conditions at June 30, 2010 were such that market prices of the Company's CDS contracts were not generally available. Since market prices were not available, the Company used proprietary valuation models that used both unobservable and observable market data inputs such as various market indices, credit spreads, the Company's own credit spread, and estimated contractual payments to estimate the fair value of its credit derivatives. These models are primarily developed internally based on market conventions for similar transactions.

        Management considers the non-standard terms of its credit derivative contracts in determining the fair value of these contracts. These terms differ from more standardized credit derivative contracts sold by companies outside the financial guaranty industry. The non-standard terms include the absence of collateral support agreements or immediate settlement provisions. In addition, the Company employs relatively high attachment points and does not exit derivatives it sells or purchases for credit protection purposes, except under specific circumstances such as novations upon exiting a line of business. Because of these terms and conditions, the fair value of the Company's credit derivatives may not reflect the same prices observed in an actively traded market of credit derivatives that do not contain

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

June 30, 2010

8. Fair Value of Financial Instruments (Continued)

terms and conditions similar to those observed in the financial guaranty market. The Company's models and the related assumptions are continuously reevaluated by management and enhanced, as appropriate, based upon improvements in modeling techniques and availability of more timely and relevant market information.

        Valuation models include management estimates and current market information. Management is also required to make assumptions on how the fair value of credit derivative instruments is affected by current market conditions. Management considers factors such as current prices charged for similar agreements, performance of underlying assets, life of the instrument and the nature and extent of activity in the financial guaranty credit derivative marketplace. The assumptions that management uses to determine the fair value may change in the future due to market conditions. Due to the inherent uncertainties of the assumptions used in the valuation models to determine the fair value of these credit derivative products, actual experience may differ from the estimates reflected in the Company's unaudited interim consolidated financial statements and the differences may be material.

Assumptions and Inputs

        Listed below are various inputs and assumptions that are key to the establishment of the Company's fair value for CDS contracts.

        The key assumptions used in the Company's internally developed model include the following:

  •
  How gross spread is calculated: Gross spread is the difference between the yield of a security paid by an issuer on an insured versus uninsured basis or, in the case of a CDS transaction, the difference between the yield and an index such as the London Interbank Offered Rate ("LIBOR"). Such pricing is well established by historical financial guaranty fees relative to capital market spreads as observed and executed in competitive markets, including in financial guaranty reinsurance and secondary market transactions.

  •
  How gross spread is allocated: Gross spread on a financial guaranty written in CDS form is allocated among:

  1.
  the profit the originator, usually an investment bank, realizes for putting the deal together and funding the transaction ("bank profit");

  2.
  premiums paid to the Company for the Company's credit protection provided ("net spread"); and

  3.
  the cost of CDS protection purchased on the Company by the originator to hedge their counterparty credit risk exposure to the Company ("hedge cost").

  •
  The expected remaining contractual cash flows, which are the most readily observable inputs since they are based on the CDS contractual terms. These cash flows include i) net premiums received and receivable on written credit derivative contracts, ii) net premiums paid and payable on purchased contracts, iii) losses paid and payable to credit derivative contract counterparties and iv) losses recovered and recoverable on purchased contracts.

        The premium the Company receives is referred to as the "net spread." The Company's own credit risk is factored into the determination of net spread based on the impact of changes in the quoted

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

June 30, 2010

8. Fair Value of Financial Instruments (Continued)

market price for credit protection bought on the Company, as reflected by quoted market prices on CDS referencing AGC. The cost to acquire CDS protection referencing AGC affects the amount of spread on CDS deals that the Company retains and, hence, their fair value. As the cost to acquire CDS protection referencing AGC increases, the amount of premium the Company retains on a deal generally decreases. As the cost to acquire CDS protection referencing AGC decreases, the amount of premium the Company retains on a deal generally increases. In the Company's valuation model, the premium the Company captures is not permitted to go below the minimum rate that the Company would currently charge to assume similar risks. This assumption can have the effect of mitigating the amount of unrealized gains that are recognized on certain CDS contracts.

        The Company determines the fair value of its CDS contracts by applying the difference between the current net spread and the contractual net spread for the remaining duration of each contract to the notional value of its CDS contracts. To the extent available, actual transactions executed in the accounting period are used to validate the model results and to explain the correlation between various market indices and indicative CDS market prices.

        The Company's fair value model inputs are gross spread, credit spreads on risks assumed and credit spreads on the Company's name.

        Gross spread is an input into the Company's fair value model that is used to ultimately determine the net spread a comparable financial guarantor would charge the Company to transfer risk at the reporting date. The Company's estimate of the fair value adjustment represents the difference between the estimated present value of premiums that a comparable financial guarantor would accept to assume the risk from the Company on the current reporting date, on terms identical to the original contracts written by the Company and the contractual premium for each individual credit derivative contract. This is an observable input that the Company obtains for deals it has closed or bid on in the market place.

        The Company obtains credit spreads on risks assumed from market data sources published by third parties (e.g. dealer spread tables for the collateral similar to assets within the Company's transactions) as well as collateral-specific spreads provided by trustees or obtained from market sources. If observable market credit spreads are not available or reliable for the underlying reference obligations, then market indices are used that most closely resembles the underlying reference obligations, considering asset class, credit quality rating and maturity of the underlying reference obligations. As discussed previously, these indices are adjusted to reflect the non-standard terms of the Company's CDS contracts. Market sources determine credit spreads by reviewing new issuance pricing for specific asset classes and receiving price quotes from their trading desks for the specific asset in question. Management validates these quotes by cross-referencing quotes received from one market source against quotes received from another market source to ensure reasonableness. In addition, the Company compares the relative change in price quotes received from one quarter to another, with the relative change experienced by published market indices for a specific asset class. Collateral specific spreads obtained from third-party, independent market sources are un-published spread quotes from market participants or market traders whom are not trustees. Management obtains this information as the result of direct communication with these sources as part of the valuation process.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

June 30, 2010

8. Fair Value of Financial Instruments (Continued)

        For credit spreads on the Company's name the Company obtains the quoted price of CDS contracts traded on AGC from market data sources published by third parties.

Example

        The following is an example of how changes in gross spreads, the Company's own credit spread and the cost to buy protection on the Company affect the amount of premium the Company can demand for its credit protection. Scenario 1 represents the market conditions in effect on the transaction date and Scenario 2 represents market conditions at a subsequent reporting date.

	Scenario 1		Scenario 2
	bps	% of Total	bps	% of Total
Original gross spread/cash bond price (in bps)	185		500
Bank profit (in bps)	115	62%	50	10%
Hedge cost (in bps)	30	16	440	88
The Company premium received per annum (in bps)	40	22	10	2

        In Scenario 1, the gross spread is 185 basis points. The bank or deal originator captures 115 basis points of the original gross spread and hedges 10% of its exposure to AGC, when the CDS spread on AGC was 300 basis points (300 basis points × 10% = 30 basis points). Under this scenario the Company received premium of 40 basis points, or 22% of the gross spread.

        In Scenario 2, the gross spread is 500 basis points. The bank or deal originator captures 50 basis points of the original gross spread and hedges 25% of its exposure to AGC, when the CDS spread on AGC was 1,760 basis points (1,760 basis points × 25% = 440 basis points). Under this scenario the Company would receive premium of 10 basis points, or 2% of the gross spread.

        In this example, the contractual cash flows (the Company premium received per annum above) exceed the amount a market participant would require the Company to pay in today's market to accept its obligations under the CDS contract, thus resulting in an asset. This credit derivative asset is equal to the difference in premium rate discounted at the corresponding LIBOR over the weighted average remaining life of the contract. The expected future cash flows for the Company's credit derivatives were discounted at rates ranging from 1.0% to 3.6% at June 30, 2010. The expected future cash flows for the Company's credit derivatives were discounted at rates ranging from 1.0% to 4.5% at December 31, 2009.

        The Company corroborates the assumptions in its fair value model, including the amount of exposure to AGC hedged by its counterparties, with independent third parties each reporting period. The current level of AGC's own credit spread has resulted in the bank or deal originator hedging a significant portion of its exposure to AGC. This reduces the amount of contractual cash flows AGC can capture for selling its protection.

        The amount of premium a financial guaranty insurance market participant can demand is inversely related to the cost of credit protection on the insurance company as measured by market credit spreads. This is because the buyers of credit protection typically hedge a portion of their risk to the financial guarantor, due to the fact that contractual terms of financial guaranty insurance contracts typically do not require the posting of collateral by the guarantor. The widening of a financial

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

June 30, 2010

8. Fair Value of Financial Instruments (Continued)

guarantor's own credit spread increases the cost to buy credit protection on the guarantor, thereby reducing the amount of premium the guarantor can capture out of the gross spread on the deal. The extent of the hedge depends on the types of instruments insured and the current market conditions.

        A credit derivative asset is the result of contractual cash flows on in-force deals in excess of what a hypothetical financial guarantor could receive if it sold protection on the same risk as of the current reporting date. If the Company were able to freely exchange these contracts (i.e., assuming its contracts did not contain proscriptions on transfer and there was a viable exchange market), it would be able to realize an asset representing the difference between the higher contractual premiums to which it is entitled and the current market premiums for a similar contract.

        Management does not believe there is an established market where financial guaranty insured credit derivatives are actively traded. The terms of the protection under an insured financial guaranty credit derivative do not, except for certain rare circumstances, allow the Company to exit its contracts. Management has determined that the exit market for the Company's credit derivatives is a hypothetical one based on its entry market. Management has tracked the historical pricing of the Company's deals to establish historical price points in the hypothetical market that are used in the fair value calculation.

        The following spread hierarchy is utilized in determining which source of spread to use, with the rule being to use CDS spreads where available. If not available, the Company either interpolates or extrapolates CDS spreads based on similar transactions or market indices.

  •
  Actual collateral specific credit spreads (if up-to-date and reliable market-based spreads are available, they are used).

  •
  Credit spreads are interpolated based upon market indices or deals priced or closed during a specific quarter within a specific asset class and specific rating.

  •
  Credit spreads provided by the counterparty of the CDS.

  •
  Credit spreads are extrapolated based upon transactions of similar asset classes, similar ratings, and similar time to maturity.

        Over time the data inputs can change as new sources become available or existing sources are discontinued or are no longer considered to be the most appropriate. It is the Company's objective to move to higher levels on the hierarchy whenever possible, but it is sometimes necessary to move to lower priority inputs because of discontinued data sources or management's assessment that the higher priority inputs are no longer considered to be representative of market spreads for a given type of collateral. This can happen, for example, if transaction volume changes such that a previously used spread index is no longer viewed as being reflective of current market levels.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

June 30, 2010

8. Fair Value of Financial Instruments (Continued)

Information by Credit Spread Type

	As of June 30, 2010	As of December 31, 2009
Based on actual collateral specific spreads	9%	9%
Based on market indices	81%	81%
Provided by the CDS counterparty	10%	10%

Total	100%	100%

        The Company interpolates a curve based on the historical relationship between premium the Company receives when a financial guaranty contract written in CDS form is closed to the daily closing price of the market index related to the specific asset class and rating of the deal. This curve indicates expected credit spreads at each indicative level on the related market index. For specific transactions where no price quotes are available and credit spreads need to be extrapolated, an alternative transaction for which the Company has received a spread quote from one of the first three sources within the Company's spread hierarchy is chosen. This alternative transaction will be within the same asset class, have similar underlying assets, similar credit ratings, and similar time to maturity. The Company then calculates the percentage of relative spread change quarter over quarter for the alternative transaction. This percentage change is then applied to the historical credit spread of the transaction for which no price quote was received in order to calculate the transactions current spread. Counterparties determine credit spreads by reviewing new issuance pricing for specific asset classes and receiving price quotes from their trading desks for the specific asset in question. These quotes are validated by cross-referencing quotes received from one market source with those quotes received from another market source to ensure reasonableness. In addition, management compares the relative change experienced on published market indices for a specific asset class for reasonableness and accuracy.

Strengths and Weaknesses of Model

        The Company's credit derivative valuation model, like any financial model, has certain strengths and weaknesses.

        The primary strengths of the Company's CDS modeling techniques are:

  •
  The model takes account of transaction structure and the key drivers of market value. The transaction structure includes par insured, weighted average life, level of subordination and composition of collateral.

  •
  The model maximizes the use of market-driven inputs whenever they are available. The key inputs to the model are market-based spreads for the collateral, and the credit rating of referenced entities. These are viewed by the Company to be the key parameters that affect fair value of the transaction.

  •
  The Company is able to use actual transactions, when available, to validate its model results and to explain the correlation between various market indices and indicative CDS market prices.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

June 30, 2010

8. Fair Value of Financial Instruments (Continued)

    Management first attempts to compare modeled values to premiums on deals the Company received on new deals written within the reporting period. If no new transactions were written for a particular asset type in the period or if the number of transactions is not reflective of a representative sample, management compares modeled results to premium bids offered by the Company to provide credit protection on new transactions within the reporting period, the premium the Company has received on historical transactions to provide credit protection in net tight and wide credit environments and/or the premium on transactions closed by other financial guaranty insurance companies during the reporting period.

  •
  The model is a documented, consistent approach to valuing positions that minimizes subjectivity. The Company has developed a hierarchy for market-based spread inputs that helps mitigate the degree of subjectivity during periods of high illiquidity.

        The primary weaknesses of the Company's CDS modeling techniques are:

  •
  There is no exit market or actual exit transactions. Therefore the Company's exit market is a hypothetical one based on the Company's entry market.

  •
  There is a very limited market in which to verify the fair values developed by the Company's model.

  •
  At June 30, 2010 and December 31, 2009, the markets for the inputs to the model were highly illiquid, which impacts their reliability. However, the Company employs various procedures to corroborate the reasonableness of quotes received and calculated by the Company's internal valuation model, including comparing to other quotes received on similarly structured transactions, observed spreads on structured products with comparable underlying assets and, on a selective basis when possible, through second independent quotes on the same reference obligation.

  •
  Due to the non-standard terms under which the Company enters into derivative contracts, the fair value of its credit derivatives may not reflect the same prices observed in an actively traded market of credit derivatives that do not contain terms and conditions similar to those observed in the financial guaranty market.

        Financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. As of June 30, 2010 and December 31, 2009, these contracts are classified as Level 3 in the fair value hierarchy since there is reliance on at least one unobservable input deemed significant to the valuation model, most significantly the Company's estimate of the value of the non-standard terms and conditions of its credit derivative contracts and of the Company's current credit standing.

Fair Value Option on Financial Guaranty VIE Assets and Liabilities

        The Company elected the Fair Value Option for financial guaranty VIE assets and liabilities upon adopting the new accounting guidance on accounting for VIEs (see Note 7).

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

June 30, 2010

8. Fair Value of Financial Instruments (Continued)

        The Company's financial guaranty VIEs issued securities collateralized by Alt-A second lien RMBS and other receivables. As the lowest level input that is significant to the fair value measurement of these securities in its entirety was a Level 3 input, we classified all such securities as Level 3 in the fair value hierarchy. The securities were priced with the assistance of an independent third-party using a discounted cash flow approach and the third- party's proprietary pricing models. The models to price the VIEs liabilities used, where appropriate, inputs such as estimated prepayment speeds; losses; recoveries; market values of the assets that collateralize the securities; estimated default rates (determined on the basis of an analysis of collateral attributes, historical collateral performance, borrower profiles and other features relevant to the evaluation of collateral credit quality); discount rates implied by market prices for similar securities; house price depreciation/appreciation rates based on macroeconomic forecasts and benefit from the Company's insurance policy guaranteeing the timely payment of principal and interest for the VIE tranches insured by the Company. Those VIE liabilities insured by the Company are considered to be with recourse, since the Company guarantees the payment of principal and interest regardless of the performance of the related VIE assets.

        The Company is not primarily liable for the debt obligations issued by the VIEs and would only be required to make payments on these debt obligations in the event that the issuer of such debt obligations defaults on any principal or interest due. The Company's creditors do not have any rights with regard to the assets of the VIEs.

        The Company determined the fair value of the VIE assets using a similar methodology as described above with the exception that there was no benefit assigned to the value of the Company's financial guarantee, since the Company does not guarantee the performance of the underlying assets of the VIE.

        Changes in fair value of the financial guaranty VIE assets and liabilities are included in the consolidated statement of operations. Interest income on VIE assets is recognized when received and recorded in "variable interest entities' revenues" in the consolidated statements of operations. Except for credit impairment, the unrealized fair value adjustments related to the consolidated VIEs will reverse to zero over the terms of these financial instruments.

        The total unpaid principal balance for the VIE assets that were over 90 days or more past due was approximately $16.1 million. The change in the instrument-specific credit risk of the VIE assets was a gain of approximately $1.3 million and $37.0 million for the Second Quarter 2010 and Six Months 2010, respectively. The difference between the aggregate unpaid principal and aggregate fair value of the VIE liabilities was approximately $215.5 million at June 30, 2010.

Financial Instruments Carried at Fair Value on a Non-recurring Basis

Level 3 Instruments

        The table below presents a rollforward of the Company's financial instruments whose fair value included significant unobservable inputs (Level 3) during the Second Quarter and Six Months 2010 and 2009. There were no significant transfers between Level 1 and Level 2 financial assets during the period.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

June 30, 2010

8. Fair Value of Financial Instruments (Continued)

Fair Value Level 3 Rollforward

		Second Quarter 2010
		Total Pre-tax Realized/ Unrealized Gains/(Losses)(1) Recorded in:						Change in Unrealized Gains/(Losses) Related to Financial Instruments Held at June 30, 2010
	Fair Value at March 31, 2010	Net Income (Loss)		Other Comprehensive Income (Loss)	Purchases, Issuances, Settlements, net	Transfers in and/or out of Level 3	Fair Value at June 30, 2010
	(in thousands)
Investment portfolio	$31,445	$3,762	(2)	$(8,101)	$124	$8,673	$35,903	$(8,101)
Financial guaranty VIE assets	369,871	27,435	(3)	—	(4,949)	—	392,357	25,009
Credit derivative asset (liability), net(4)	(614,012)	31,118	(5)	—	(11,581)	—	(594,475)	24,052
Financial guaranty VIE liabilities with recourse	(403,688)	(35,953	)(3)	—	6,294	—	(433,347)	37,525
Financial guaranty VIE liabilities without recourse	(14,674)	64	(3)	—	2,081	—	(12,529)	(2,144)

		Second Quarter 2009
								Change in Unrealized Gains/(Losses) Related to Financial Instruments Held at June 30, 2009
		Total Pre-tax Realized/ Unrealized Gains/(Losses)(1) Recorded in:
	Fair Value at March 31, 2009				Purchases, Issuances, Settlements, net	Transfers in and/or out of Level 3	Fair Value at June 30, 2009
		Net Income (Loss)		Other Comprehensive Income (Loss)
	(in thousands)
Credit derivative asset (liability), net(5)	$(369,951)	$(203,006	)(5)	$—	$(7,086)	$—	$(580,043)	$(275,065)

Fair Value Level 3 Rollforward

				Six Months 2010
				Total Pre-tax Realized/ Unrealized Gains/(Losses)(1) Recorded in:						Change in Unrealized Gains/(Losses) Related to Financial Instruments Held at June 30, 2010
	Fair Value at December 31, 2009	Adoption of New Accounting Guidance	Fair Value at January 1, 2010	Net Income (Loss)		Other Comprehensive Income (Loss)	Purchases, Issuances, Settlements, net	Transfers in and/or out of Level 3	Fair Value at June 30, 2010
	(in thousands)
Investment portfolio	$—	$—	$—	$3,666	(2)	$(7,422)	$2,558	$37,101	$35,903	$(7,422)
Financial guaranty VIE assets	—	348,324	348,324	54,483	(3)	—	(10,450)	—	392,357	56,886
Credit derivative asset (liability), net(4)	(824,734)	—	(824,734)	233,894	(5)	—	(3,635)	—	(594,475)	22,656
Financial guaranty VIE liabilities with recourse	—	(390,274)	(390,274)	(52,431	)(3)	—	9,358	—	(433,347)	18,958
Financial guaranty VIE liabilities without recourse	—	(18,055)	(18,055)	1,008	(3)	—	4,518	—	(12,529)	(4,927)

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

June 30, 2010

8. Fair Value of Financial Instruments (Continued)

		Six Months 2009
								Change in Unrealized Gains/(Losses) Related to Financial Instruments Held at June 30, 2009
		Total Pre-tax Realized/ Unrealized Gains/(Losses)(1) Recorded in:
	Fair Value at December 31, 2008				Purchases, Issuances, Settlements, net	Transfers in and/or out of Level 3	Fair Value at June 30, 2009
		Net Income (Loss)		Other Comprehensive Income (Loss)
	(in thousands)
Credit derivative asset (liability), net(5)	$(341,546)	$(203,060	)(5)	$—	$(35,437)	$—	$(580,043)	$(247,883)

(1)
Realized and unrealized gains (losses) from changes in values of Level 3 financial instruments represent gains (losses) from changes in values of those financial instruments only for the periods in which the instruments were classified as Level 3.

(2)
Included in net investment income.

(3)
Included in financial guaranty variable interest entities revenues or expenses.

(4)
Represents net position of credit derivatives. The consolidated balance sheet presents gross assets and liabilities based on net counterparty exposure.

(5)
Reported in net change in fair value of credit derivatives.

Unearned Premium Reserves

        The fair value of the Company's unearned premium reserve was based on management's estimate of what a similarly rated financial guaranty insurance company would demand to acquire the Company's in-force book of financial guaranty insurance business. This amount was based on the pricing assumptions management has observed in recent portfolio transfers that have occurred in the financial guaranty market and included adjustments to the carrying value of unearned premium reserve for stressed losses and ceding commissions. The significant inputs for stressed losses and ceding commissions were not readily observable inputs. The Company accordingly classified this fair value measurement as Level 3.

Note Payable to Affiliate

        The fair value of the Company's note payable to affiliate is determined by calculating the effect of changes in U.S. Treasury yield at the end of reporting period and the appropriate credit spread for similar debt instruments. The significant market inputs are observable, therefore, the Company classified this fair value measurement as Level 2.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

June 30, 2010

9. Investment Portfolio

        The following table summarizes the Company's aggregate investment portfolio:

Investment Portfolio by Security Type

	As of June 30, 2010
Investments Category	Percent of Total(1)	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value	AOCI gain (loss) on Securities with OTTI(2)	Weighted Average of Credit Quality
		(dollars in thousands)
Fixed maturity securities
U.S. government and agencies	17%	$446,044	$20,379	$—	$466,423	$—	AAA
Obligations of state and political subdivisions	46	1,240,781	44,976	(3,040)	1,282,717	—	AA
Corporate securities	8	215,922	6,776	(1,145)	221,553	—	A+
Mortgage-backed securities(2):
RMBS	6	151,253	2,005	(12,372)	140,886	291	A
CMBS	2	74,217	3,567	(52)	77,732	—	AA+
Asset-backed securities	3	85,736	901	(19)	86,618	—	AAA
Foreign government securities	3	82,129	5,112	—	87,241	—	AA+

Total fixed maturity securities	85	2,296,082	83,716	(16,628)	2,363,170	291	AA
Short-term investments	15	389,929	—	—	389,929	—	AAA

Total investment portfolio	100%	$2,686,011	$83,716	$(16,628)	$2,753,099	$291	AA+

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

June 30, 2010

9. Investment Portfolio (Continued)

	As of December 31, 2009
Investments Category	Percent of Total(1)	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value	AOCI gain (loss) on Securities with OTTI(2)	Weighted Average of Credit Quality
		(dollars in thousands)
Fixed maturity securities
U.S. government and agencies	16%	$445,714	$6,590	$(776)	$451,528	$—	AAA
Obligations of state and political subdivisions	36	1,018,185	44,738	(3,868)	1,059,055	—	AA
Corporate securities	6	182,153	3,004	(1,869)	183,288	—	A+
Mortgage-backed securities(2):
RMBS	7	197,558	—	(6,993)	190,565	(539)	AA-
CMBS	2	65,173	771	(1,602)	64,342	(1,183)	AA+
Asset-backed securities	1	16,827	—	(75)	16,752	—	AAA
Foreign government securities	3	77,096	2,851	(266)	79,681	—	AAA

Total fixed maturity securities	71	2,002,706	57,954	(15,449)	2,045,211	(1,722)	AA
Short-term investments	29	802,567	—	—	802,567	—	AAA

Total investment portfolio	100%	$2,805,273	$57,954	$(15,449)	$2,847,778	$(1,722)	AA+

(1)
Based on amortized cost.

(2)
As of June 30, 2010 and December 31, 2009, respectively, approximately 48% and 61% of the Company's total mortgage-backed securities were government agency obligations.

        Ratings in the tables above represent the lower of the Moody's and S&P classifications. The Company's portfolio is comprised primarily of high-quality, liquid instruments. The Company continues to receive sufficient information to value its investments and has not had to modify its valuation approach due to the current market conditions.

        The amortized cost and estimated fair value of available-for-sale fixed maturity securities by contractual maturity as of June 30, 2010, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

June 30, 2010

9. Investment Portfolio (Continued)

Distribution of Fixed-Maturity Securities in the Investment Portfolio
by Contractual Maturity

	As of June 30, 2010
	Amortized Cost	Estimated Fair Value
	(in thousands)
Due within one year	$9,986	$10,216
Due after one year through five years	725,496	746,481
Due after five years through ten years	312,993	333,209
Due after ten years	1,022,137	1,054,646
Mortgage-backed securities:
RMBS	151,253	140,886
CMBS	74,217	77,732

Total	$2,296,082	$2,363,170

        Proceeds from the sale of available-for-sale fixed maturity securities were $146.9 million and $387.1 million for Six Months 2010 and 2009, respectively.

Net Investment Income

	Second Quarter		Six Months
	2010	2009	2010	2009
	(in thousands)
Income from fixed maturity securities	$24,236	$19,956	$44,133	$39,153
Income from short-term investments	113	172	344	691

Gross investment income	24,349	20,128	44,477	39,844
Investment expenses	(553)	(415)	(1,122)	(830)

Net investment income	$23,796	$19,713	$43,355	$39,014

        Under agreements with its cedants and in accordance with statutory requirements, the Company maintains fixed maturity securities in trust accounts of $8.4 million and $8.0 million as of June 30, 2010 and December 31, 2009, respectively, for the benefit of reinsured companies and for the protection of policyholders.

        Under certain derivative contracts, AGC is required to post eligible securities as collateral, generally cash or U.S. government or agency securities. The need to post collateral under these transactions is generally based on mark-to-market valuation in excess of contractual thresholds. The fair market value of AGC's pledged securities totaled $636.9 million and $648.7 million as of June 30, 2010 and December 31, 2009, respectively.

        The Company is not exposed to significant concentrations of credit risk within its investment portfolio.

        No material investments of the Company were non-income producing for the Second Quarter and Six Months 2010 and 2009, respectively.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

June 30, 2010

9. Investment Portfolio (Continued)

Other-Than Temporary Impairment

        The credit loss component of the amortized cost of fixed maturity securities for which the Company has recognized OTTI and where the portion of the fair value adjustment related to other factors was recognized in OCI was $1.6 million at June 30, 2010 and December 31, 2009.

        As of June 30, 2010, amounts, net of tax OCI included a net unrealized gain of $0.2 million for securities for which the Company had recognized OTTI and a gain of $43.4 million for securities for which the Company had not recognized OTTI. As of December 31, 2009, amounts, net of tax, in accumulated OCI included an unrealized loss of $1.1 million for securities for which the Company had recognized OTTI and an unrealized gain of $28.7 million for securities for which the Company had not recognized OTTI.

        The following tables summarize, for all securities in an unrealized loss position as of June 30, 2010 and December 31, 2009, the aggregate fair value and gross unrealized loss by length of time the amounts have continuously been in an unrealized loss position.

Gross Unrealized Loss by Length of Time

	As of June 30, 2010
	Less than 12 months		12 months or more		Total
	Fair value	Unrealized loss	Fair value	Unrealized loss	Fair value	Unrealized loss
	(dollars in millions)
U.S. government and agencies	$—	$—	$—	$—	$—	$—
Obligations of state and political subdivisions	244.2	(1.6)	38.2	(1.3)	282.4	(2.9)
Corporate securities	31.8	(1.1)	1.5	(0.1)	33.3	(1.2)
Mortgage-backed securities:
RMBS	46.1	(12.4)	—	—	46.1	(12.4)
CMBS	6.0	(0.1)	—	—	6.0	(0.1)
Asset-backed securities	28.3	(0.0)	—	—	28.3	(0.0)
Foreign government securities	—	—	—	—	—	—

Total	$356.4	$(15.2)	$39.7	$(1.4)	$396.1	$(16.6)

Number of securities		60		7		67

Number of securities with OTTI		—		—		—

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

June 30, 2010

9. Investment Portfolio (Continued)

	As of December 31, 2009
	Less than 12 months		12 months or more		Total
	Fair value	Unrealized loss	Fair value	Unrealized loss	Fair value	Unrealized loss
	(dollars in millions)
U.S. government and agencies	$96.7	$(0.8)	$—	$—	$96.7	$(0.8)
Obligations of state and political subdivisions	111.5	(1.7)	48.8	(2.2)	160.3	(3.9)
Corporate securities	121.6	(1.7)	1.7	(0.2)	123.3	(1.9)
Mortgage-backed securities:
RMBS	183.7	(7.0)	—	—	183.7	(7.0)
CMBS	23.0	(1.1)	12.0	(0.5)	35.0	(1.6)
Asset-backed securities	16.6	(0.1)	—	—	16.6	(0.1)
Foreign government securities	24.0	(0.2)	—	—	24.0	(0.2)

Total	$577.1	$(12.6)	$62.5	$(2.9)	$639.6	$(15.5)

Number of securities		80		12		92

Number of securities with OTTI		5		—		5

        Of the securities in an unrealized loss position for 12 months or more as of June 30, 2010, none had an unrealized loss greater than 10% of book value.

Net Realized Investment Gains (Losses)

	Second Quarter		Six Months
	2010	2009	2010	2009
	(in thousands)
Realized gains on investment portfolio	$1,100	$7,441	$4,264	$13,644
Realized losses on investment portfolio	(1,093)	(325)	(1,416)	(3,781)
OTTI	(400)	(1,760)	(400)	(4,269)

Net realized investment (losses) gains on investment portfolio	$(393)	$5,356	$2,448	$5,594

10. Income Taxes

        AGC files as part of a consolidated federal income tax return with its shareholder, Assured Guaranty US Holdings Inc. ("AGUS") and its U.S. taxpaying subsidiaries. Each company, as a member of its respective consolidated tax return group, has paid its proportionate share of the consolidated federal tax burden for its group as if each company filed on a separate return basis with current period credit for net losses.

        The effective rate for Second Quarter 2010 and Second Quarter 2009 was 29.3% and 37.0%, respectively. The effective rate for Six Months 2010 and Six Months 2009 was 32.7% and 39.4%,

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

June 30, 2010

10. Income Taxes (Continued)

respectively. The change in the effective tax rate from year to year is primarily due to a higher portion of pre-tax income earned in different tax jurisdictions at varying statutory rates.

Taxation of Subsidiary

        AGC and AGUK are subject to income taxes imposed by U.S. and U.K. authorities and file applicable tax returns.

        The Internal Revenue Service ("IRS") has completed audits of AGC's federal tax returns for taxable years through 2001. The IRS is currently reviewing tax years 2002 through the date of the IPO. The Company is indemnified by ACE Financial Services Inc. for any potential tax liability associated with the tax examination as it relates to years prior to the IPO. The IRS has commenced an audit of AGUS consolidated group for tax years 2006 through 2008.

Tax Treatment of CDS

        AGC treats the guaranty it provides on CDS as insurance contracts for tax purposes and as such a taxable loss does not occur until AGC expects to make a loss payment to the buyer of credit protection based upon the occurrence of one or more specified credit events with respect to the contractually referenced obligation or entity. AGC holds its CDS to maturity, at which time any unrealized mark to market loss in excess of credit- related losses would revert to zero.

        The tax treatment of CDS is an unsettled area of the law. The uncertainty relates to the IRS determination of the income or potential loss associated with CDS as either subject to capital gain (loss) or ordinary income (loss) treatment. In treating CDS as insurance contracts AGC treats both the receipt of premium and payment of losses as ordinary income and believes it is more likely than not that any CDS credit related losses will be treated as ordinary by the IRS. To the extent the IRS takes the view that the losses are capital losses in the future and AGC incurred actual losses associated with the CDS, AGC would need sufficient taxable income of the same character within the carryback and carryforward period available under the tax law.

Valuation Allowance

        As of June 30, 2010 and December 31, 2009, net deferred tax assets were $181.7 million and $241.8 million, respectively. The June 30, 2010, deferred tax asset of $181.7 million consists primarily of $162.0 million in mark to market adjustments for CDS, offset by net deferred tax liabilities. The December 31, 2009 deferred tax asset of $241.8 million consists primarily of $205.0 million in mark to market adjustments for CDS, offset by net deferred tax liabilities.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

June 30, 2010

10. Income Taxes (Continued)

        The Company came to the conclusion that it is more likely than not that its net deferred tax asset will be fully realized after weighing all positive and negative evidence available as required under GAAP. The evidence that was considered included the following:

Negative Evidence

  •
  Although the Company believes that income or losses for its CDS are properly characterized for tax purposes as ordinary, the federal tax treatment is an unsettled area of tax law, as noted above.

  •
  Changes in the fair value of CDS have resulted in significant swings in the Company's net income in recent periods. Changes in the fair value of CDS in future periods could result in the U.S. consolidated tax group having a pre-tax loss under GAAP. Although not recognized for tax, this loss could result in a cumulative three year pre-tax loss, which is considered significant negative evidence for the recoverability of a deferred tax asset under GAAP.

Positive Evidence

  •
  The mark-to-market loss on CDS is not considered a tax event, and therefore no taxable loss has occurred.

  •
  After analysis of the current tax law on CDS the Company believes it is more likely than not that the CDS will be treated as ordinary income or loss for tax purposes.

  •
  Assuming a hypothetical loss was triggered for the amount of deferred tax asset, there would be enough taxable income in the future to offset it as follows:

  (a)
  The amortization of the tax-basis unearned premium reserve of $833.5 million as of June 30, 2010, as well as the collection of future installment premiums on contracts already written the Company believes will result in significant taxable income in the future.

  (b)
  Although the Company has a significant tax exempt portfolio, this can be converted to taxable securities as permitted as a tax planning strategy under GAAP.

  (c)
  The mark-to-market loss is reflective of market valuations and will change from quarter to quarter. It is not indicative of the Company's ability to write new business. The Company writes and continues to write new business which will increase the amortization of unearned premium and investment portfolio resulting in expected taxable income in future periods.

        After examining all of the available positive and negative evidence, the Company believes that no additional valuation allowance is necessary in connection with this deferred tax asset. The Company will continue to analyze the need for a valuation allowance on a quarter-to-quarter basis.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

June 30, 2010

11. Reinsurance

        AGC assumes exposure on insured obligations ("Reinsurance Business") and cedes portions of its exposure on obligations it has insured ("Ceded Business") in exchange for premiums, net of ceding commissions.

        AGC enters into ceded reinsurance agreements with non-affiliated companies to limit its exposure to risk on an on-going basis. In the event that any of the reinsurers are unable to meet their obligations, AGC would be liable for such defaulted amounts.

        Direct, assumed, and ceded premium and loss and LAE amounts for the Second Quarter and Six Months 2010 and 2009 were as follows:

	Second Quarter		Six Months
	2010	2009	2010	2009
	(in thousands)
Premiums Written
Direct	$25,875	$137,548	$52,492	$277,628
Assumed	(47)	3,903	(365)	98,416
Ceded	(2,586)	(44,771)	(8,681)	(116,957)

Net	$23,242	$96,680	$43,446	$259,087

Premiums Earned
Direct	$29,657	$30,273	$63,232	$136,127
Assumed	6,387	7,969	13,858	17,825
Ceded	(10,906)	(11,576)	(22,462)	(59,561)

Net	$25,138	$26,666	$54,628	$94,391

Loss and Loss Adjustment Expenses
Direct	$20,025	$28,940	60,829	$44,006
Assumed	(6,613)	10,945	(247)	18,875
Ceded	(9,691)	6,542	(22,337)	4,928

Net	$3,721	$46,427	$38,245	$67,809

        AGC's Ceded contracts generally allow AGC to recapture Ceded Business after certain triggering events, such as reinsurer downgrades.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

June 30, 2010

11. Reinsurance (Continued)

Ceded Par Outstanding by Reinsurer and Ratings

	Ratings at July 31, 2010
				Ceded Par Outstanding as a % of Total
Reinsurer	Moody's Reinsurer Rating	S&P Reinsurer Rating	Ceded Par Outstanding
	(dollars in millions)
Affiliated Companies(1)	A1	AA	$44,409	92.5%
Non-Affiliated Companies:
RAM Reinsurance Co. Ltd.	WR(2)	WR(2)	3,091	6.4
Radian Asset Assurance Inc. ("Radian")	Ba1	BB-	176	0.4
MBIA Insurance Corporation	B3	BB+	171	0.4
Ambac Assurance Corporation	Caa2	R	109	0.2
Other	Various	Various	38	0.1

Non-Affiliated Companies			3,585	7.5

Total			$47,994	100.0%

(1)
Assured Guaranty Re Ltd. and its subsidiaries ("AG Re") are affiliates of AGC.

(2)
Represents "Withdrawn Rating."

Ceded Par Outstanding by Reinsurer and Credit Rating
As of June 30, 2010

	Credit Rating
Reinsurer	Super Senior	AAA	AA	A	BBB	BIG	Total
	(in millions)
Affiliated Companies	$2,894	$6,131	$6,252	$18,927	$7,182	$3,023	$44,409
RAM Reinsurance Co. Ltd.	336	1,390	152	516	417	280	3,091
Radian	—	—	—	176	—	—	176
MBIA Insurance Corporation	—	—	171	—	—	—	171
Ambac Assurance Corporation	—	—	—	109	—	—	109
Other	—	—	1	—	37	—	38

Total	$3,230	$7,521	$6,576	$19,728	$7,636	$3,303	$47,994

        In accordance with statutory accounting requirements and U.S. insurance laws and regulations, in order for the Company to receive credit for liabilities ceded to reinsurers domiciled outside of the U.S., such reinsurers must secure their liabilities to the Company. Most of the unauthorized reinsurers in the table above post collateral for the benefit of the Company in an amount at least equal to the sum of their ceded unearned premiums reserve, loss reserves and contingency reserves calculated on a statutory basis of accounting. In the case of CIFG Assurance North America Inc. ("CIFG") and Radian, which are authorized reinsurers and, therefore, are not required to post security, their collateral equals or exceeds their ceded statutory loss reserves. Collateral may be in the form of letters of credit or trust accounts. The total collateral posted by all non-affiliated reinsurers as of June 30, 2010 exceeds $28.4 million.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

June 30, 2010

11. Reinsurance (Continued)

        Reinsurance recoverable on unpaid losses and LAE as of June 30, 2010 and December 31, 2009 were $56.9 million and $50.7 million, respectively. In the event that any or all of the reinsurers are unable to meet their obligations, the Company would be liable for such defaulted amounts.

Agreement with CIFG Assurance North America, Inc.

        AGC entered into an agreement with CIFG to assume a diversified portfolio of financial guaranty contracts totaling approximately $13.3 billion of net par outstanding. The Company closed the transaction in January 2009 and received $75.6 million, which included $85.7 million of upfront premiums net of ceding commissions, and approximately $12.2 million of future installments related to this transaction.

12. Dividends and Capital Requirements

        AGC is a Maryland domiciled insurance company. Under Maryland's 1993 revised insurance law, AGC may not pay dividends out of earned surplus in any twelve-month period in an aggregate amount exceeding the lesser of (a) 10% of surplus to policyholders or (b) net investment income at the preceding December 31, 2009 (including net investment income which has not already been paid out as dividends for the three calendar years prior to the preceding calendar year) without prior approval of the Maryland Commissioner of Insurance. As of June 30, 2010, the amount available for distribution from the Company during 2010 with notice to, but without prior approval of, the Maryland Commissioner of Insurance under the Maryland insurance law is approximately $101.9 million. During the Six Months 2010 and 2009, AGC declared and paid $30.0 million and $10.7 million, respectively, in dividends to AGUS. Under Maryland insurance regulations, AGC is required at all times to maintain a minimum capital stock of $1.5 million and minimum surplus as regards policyholders of $1.5 million.

13. Commitments and Contingencies

Litigation

        Lawsuits arise in the ordinary course of the Company's business. It is the opinion of the Company's management, based upon the information available, that the expected outcome of litigation against the Company, individually or in the aggregate, will not have a material adverse effect on the Company's financial position or liquidity, although an adverse resolution of litigation against the Company could have a material adverse effect on the Company's results of operations in a particular quarter or fiscal year. In addition, in the ordinary course of its business, either AGC or AGUK may assert claims in legal proceedings against third parties to recover losses paid in prior periods. The amounts, if any, AGC or AGUK will recover in these proceedings are uncertain, although recoveries, or failure to obtain recoveries, in any one or more of these proceedings during any quarter or fiscal year could be material to the Company's results of operations in that particular quarter or fiscal year.

        The Company has received subpoenas duces tecum and interrogatories from the State of Connecticut Attorney General and the Attorney General of the State of California related to antitrust concerns associated with the methodologies used by rating agencies for determining the credit rating of municipal debt, including a proposal by Moody's to assign corporate equivalent ratings to municipal obligations, and the Company's communications with rating agencies. The Company has satisfied or is in the process of

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

June 30, 2010

13. Commitments and Contingencies (Continued)

satisfying such requests. It may receive additional inquiries from these or other regulators and expects to provide additional information to such regulators regarding their inquiries in the future.

        AGM, which became an affiliate of the Company on July 1, 2009, and various other financial guarantors were named in three complaints filed in the Superior Court, San Francisco County in December 2008 and January 2009 by the following plaintiffs: (a) City of Los Angeles, acting by and through the Department of Water and Power; (b) Sacramento Municipal Utility District; and (c) City of Sacramento. On or about August 31, 2009, plaintiffs in these cases filed amended complaints against AGC and AGM. At the same time, AGC and AGM were named in six other amended complaints and three new complaints by the following plaintiffs: (d) City of Los Angeles; (e) City of Oakland; (f) City of Riverside; (g) City of Stockton; (h) County of Alameda; (i) County of Contra Costa; (j) County of San Mateo; (k) Los Angeles World Airports; and (l) City and County of San Francisco. Plaintiffs thereafter dismissed AGC and AGM from the City and County of San Francisco complaint in September 2009.

        These complaints allege (i) participation in a conspiracy in violation of California's antitrust laws to maintain a dual credit rating scale that misstated the credit default risk of municipal bond issuers and created market demand for municipal bond insurance, (ii) participation in risky financial transactions in other lines of business that damaged each bond insurer's financial condition (thereby undermining the value of each of their guaranties), and (iii) a failure to adequately disclose the impact of those transactions on their financial condition. In addition to their antitrust claims, various plaintiffs in these actions assert claims for breach of the covenant of good faith and fair dealing, fraud, unjust enrichment, negligence, and misrepresentation.

        At a hearing on March, 1, 2010, the court on its own motion struck all of the plaintiffs' complaints with leave to amend. The court instructed plaintiffs to file one consolidated compliant. The complaints in these lawsuits generally seek unspecified monetary damages, interest, attorneys' fees, costs and other expenses. On May 28, 2010, the plaintiffs, together with certain new plaintiffs, filed two consolidated complaints, making allegations similar to those contained in their previous complaints. The newly added plaintiffs are as follows: (m) City of Richmond; (n) Redwood City; (o) East Bay Municipal Utility District; (p) Sacramento Suburban Water District; (q) City of San Jose; (r) County of Tulare; (s) The Regents of the University of California; (t) The Redevelopment Agency of the City of Riverside and (u) The Public Financing Authority of the City of Riverside. On July 7, 2010, plaintiffs' counsel filed another complaint, adding as a new plaintiff (v) The Jewish Community Center of San Francisco, which in addition to asserting the claims discussed above, asserts claims for unfair business practices under California state law, and (w) the San Jose Redevelopment Agency, which asserts claims for antitrust violations under California law. By letter dated July 13, 2010, plaintiffs' counsel has proposed amending a similar complaint filed by (x) The Olympic Club to allege claims against AGC and AGM. The Company cannot reasonably estimate the possible loss or range of loss that may arise from these lawsuits.

Reinsurance

        The Company is party to reinsurance agreements with other monoline financial guaranty insurance companies. The Company's facultative and treaty agreements are generally subject to termination:

  (a)
  upon written notice (ranging from 90 to 120 days) prior to the specified deadline for renewal,

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

June 30, 2010

13. Commitments and Contingencies (Continued)

  (b)
  at the option of the primary insurer if the Company fails to maintain certain financial, regulatory and rating agency criteria which are equivalent to or more stringent than those the Company is otherwise required to maintain for its own compliance with state mandated insurance laws and to maintain a specified financial strength rating for the particular insurance subsidiary, or

  (c)
  upon certain changes of control of the Company.

        Upon termination under the conditions set forth in (b) and (c) above, the Company may be required (under some of its reinsurance agreements) to return to the primary insurer all statutory unearned premiums, less ceding commissions, attributable to reinsurance ceded pursuant to such agreements after which the Company would be released from liability with respect to the Ceded Business. Upon the occurrence of the conditions set forth in (b) above, whether or not an agreement is terminated, the Company may be required to obtain a letter of credit or alternative form of security to collateralize its obligation to perform under such agreement or it may be obligated to increase the level of ceding commission paid. See Note 11.

14. Summary of Relationships with Monolines

        The tables below summarize the exposure to each financial guaranty monoline insurer by exposure category and the underlying ratings of the Company's insured risks based on the Company's internal rating scale.

Summary of Relationships with Monolines

	As of June 30, 2010
	Insured Portfolios				Assumed Premium Receivable net of Commissions
	Assumed Par Outstanding	Second-to-Pay Insured Par Outstanding	Ceded Par Outstanding	Investment Portfolio		Expected Loss and LAE
	(in millions)
Affiliated Companies	$—	$42	$44,409	$97.6	$—	$—
RAM Reinsurance Co. Ltd.	—	—	3,091	—	—	—
Radian	—	1	176	—	—	—
MBIA Insurance Corporation	7,857	2,005	171	159.5	0.5	16.9
CIFG	5,995	109	—	—	9.5	—
Ambac Assurance Corporation	2,660	2,296	109	151.0	14.9	8.4
Financial Guaranty Insurance Company	648	1,581	—	5.5	—	17.6
Syncora Guarantee Inc. ("Syncora")	19	900	—	—	—	1.5
ACA Financial Guaranty Corporation	2	1	37	—	—	—
Multiple owner	—	1,487	—	—	—	—

Total	$17,181	8,422	$47,993	$413.6	$24.9	$44.4

        Assumed par outstanding represents the amount of par assumed by the Company from other monolines. Under these relationships, the Company assumes a portion of the ceding company's insured

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

June 30, 2010

14. Summary of Relationships with Monolines (Continued)

risk in exchange for a premium. The Company may be exposed to risk in this portfolio in that the Company may be required to pay losses without a corresponding premium in circumstances where the ceding company is experiencing financial distress and is unable to pay premiums.

        Second-to-pay insured par outstanding represents transactions we have insured on a second-to-pay basis that were previously insured by other monolines. The Company underwrites such transactions based on the underlying insured obligation without regard to the primary insurer.

        Ceded par outstanding represents the portion of insured risk ceded to other reinsurers. Under these relationships, the Company cedes a portion of its insured risk in exchange for a premium paid to the reinsurer. The Company remains primarily liable for all risks it directly underwrites and is required to pay all gross claims. It then seeks reimbursement from the reinsurer for its proportionate share of claims. The Company may be exposed to risk for this exposure if were required to pay the gross claims and not be able to collect ceded claims from an assuming company experiencing financial distress. See Note 11.

        Securities within the Investment Portfolio that are wrapped by monolines may decline in value based on the rating of the monoline.

        The table below presents the insured par outstanding categorized by rating as of June 30, 2010:

Second-to-Pay Insured Par Outstanding
As of June 30, 2010

	Public Finance					Structured Finance
	AAA	AA	A	BBB	BIG	AAA	AA	A	BBB	BIG	Total
	(in millions)
Affiliated Companies	$42	$—	$—	$—	$—	$—	$—	$—	$—	$—	$42
RAM Reinsurance Co. Ltd.	—	—	—	—	—	—	—	—	—	—
MBIA Insurance Corporation	47	252	1,131	138	—	45	90	35	263	4	2,005
Radian	—	—	—	1	—	—	—	—	—	—	1
CIFG	—	4	40	65	—	—	—	—	—	—	109
Ambac Assurance Corporation	27	360	622	699	—	28	—	261	101	198	2,296
Financial Guaranty Insurance Company	—	48	90	335	—	805	168	117	18	—	1,581
Syncora	—	—	234	172	—	—	145	89	204	56	900
ACA Financial Guaranty Corporation	—	—	—	1	—	—	—	—	—	—	1
Multiple owner	626	2	859	—	—	—	—	—	—	—	1,487

Total	$742	$666	$2,976	$1,411	$—	$878	$403	$502	$586	$258	$8,422

(1)
Assured Guaranty's internal rating.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

June 30, 2010

15. Note Payable to Affiliate and Credit Facilities

Note Payable to Affiliate

        On December 18, 2009, AGC issued a surplus note with a principal amount of $300.0 million to AGM. This Note Payable to Affiliate carries a simple interest rate of 5.0% per annum and matures on December 31, 2029. Principal is payable at the option of AGC prior to the final maturity of the note in 2029 and interest is payable on the note annually in arrears as of December 31st of each year, commencing December 31, 2010. Payments of principal and interest are subject to AGC having policyholders' surplus in excess of statutory minimum requirements after such payment and to prior written approval by the Maryland Insurance Administration. No amounts were due for payment in Six Months 2010.

Credit Facilities

2006 Credit Facility

        On November 6, 2006, AGL and certain of its subsidiaries entered into a $300.0 million five-year unsecured revolving credit facility (the "2006 Credit Facility") with a syndicate of banks. Under the 2006 Credit Facility, each of AGC, AGUK, AG Re, Assured Guaranty Re Overseas Ltd. ("AGRO") and AGL are entitled to request the banks to make loans to such borrower or to request that letters of credit be issued for the account of such borrower. Of the $300.0 million available to be borrowed, no more than $100.0 million may be borrowed by AGL, AG Re or AGRO, individually or in the aggregate, and no more than $20.0 million may be borrowed by AGUK. The stated amount of all outstanding letters of credit and the amount of all unpaid drawings in respect of all letters of credit cannot, in the aggregate, exceed $100.0 million. The 2006 Credit Facility also provides that AGL may request that the commitment of the banks be increased an additional $100.0 million up to a maximum aggregate amount of $400.0 million. Any such incremental commitment increase is subject to certain conditions provided in the agreement and must be for at least $25.0 million.

        The proceeds of the loans and letters of credit are to be used for the working capital and other general corporate purposes of the borrowers and to support reinsurance transactions.

        At the closing of the 2006 Credit Facility, AGC guaranteed the obligations of AGUK under the facility and AGL guaranteed the obligations of AG Re and AGRO under the facility and agreed that, if the Company consolidated assets (as defined in the related credit agreement) of AGC and its subsidiaries were to fall below $1.2 billion, it would, within 15 days, guarantee the obligations of AGC and AGUK under the facility. At the same time, Assured Guaranty Overseas US Holdings Inc. guaranteed the obligations of AGL, AG Re and AGRO under the facility, and each of AG Re and AGRO guaranteed the other as well as AGL.

        The 2006 Credit Facility's financial covenants require that AGL:

  (a)
  maintain a minimum net worth of 75% of the Consolidated Net Worth of Assured Guaranty as of June 30, 2009 (calculated as if the acquisition of AGMH had been consummated on such date); and

  (b)
  maintain a maximum debt-to-capital ratio of 30%.

        In addition, the 2006 Credit Facility requires that AGC maintain qualified statutory capital of at least 75% of its statutory capital as of the fiscal quarter ended June 30, 2006. Furthermore, the 2006

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

June 30, 2010

15. Note Payable to Affiliate and Credit Facilities (Continued)

Credit Facility contains restrictions on AGL and its subsidiaries, including, among other things, in respect of their ability to incur debt, permit liens, become liable in respect of guaranties, make loans or investments, pay dividends or make distributions, dissolve or become party to a merger, consolidation or acquisition, dispose of assets or enter into affiliate transactions. Most of these restrictions are subject to certain minimum thresholds and exceptions. The 2006 Credit Facility has customary events of default, including (subject to certain materiality thresholds and grace periods) payment default, failure to comply with covenants, material inaccuracy of representation or warranty, bankruptcy or insolvency proceedings, change of control and cross-default to other debt agreements. A default by one borrower will give rise to a right of the lenders to terminate the facility and accelerate all amounts then outstanding. As of June 30, 2010 and December 31, 2009, Assured Guaranty was in compliance with all of the financial covenants.

        As of June 30, 2010 and December 31, 2009, no amounts were outstanding under this facility. There have not been any borrowings under the 2006 Credit Facility.

        Letters of credit totaling approximately $2.9 million remained outstanding as of June 30, 2010 and December 31, 2009. The Company obtained the letters of credit in connection with entering into a lease for new office space in 2008, which space was subsequently sublet.

Committed Capital Securities

Committed Capital Securities

	Second Quarter		Six Months
	2010	2009	2010	2009
	(in thousands)
Put option premium (expense)	$(1,804)	$(1,868)	$(3,282)	$(3,268)
Fair value gain (loss)	5,897	(60,570)	7,318	(40,904)

AGC CCS Securities

        On April 8, 2005, AGC entered into separate agreements (the "Put Agreements") with four custodial trusts (each, a "Custodial Trust") pursuant to which AGC may, at its option, cause each of the Custodial Trusts to purchase up to $50.0 million of perpetual preferred stock of AGC (the "AGC Preferred Stock"). The custodial trusts were created as a vehicle for providing capital support to AGC by allowing AGC to obtain immediate access to new capital at its sole discretion at any time through the exercise of the put option. If the put options were exercised, AGC would receive $200.0 million in return for the issuance of its own perpetual preferred stock, the proceeds of which may be used for any purpose, including the payment of claims. The put options have not been exercised through the date of this filing. Initially, all of AGC CCS Securities were issued to a special purpose pass-through trust (the "Pass-Through Trust"). The Pass-Through Trust was dissolved in April 2008 and the AGC CCS Securities were distributed to the holders of the Pass-Through Trust's securities. Neither the Pass-Through Trust nor the custodial trusts are consolidated in the Company's financial statements.

        Income distributions on the Pass-Through Trust Securities and AGC CCS Securities were equal to an annualized rate of one-month LIBOR plus 110 basis points for all periods ending on or prior to

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

June 30, 2010

15. Note Payable to Affiliate and Credit Facilities (Continued)

April 8, 2008. Following dissolution of the Pass-Through Trust, distributions on the AGC CCS Securities are determined pursuant to an auction process. On April 7, 2008, this auction process failed, thereby increasing the annualized rate on the AGC CCS Securities to One-Month LIBOR plus 250 basis points. Distributions on the AGC preferred stock will be determined pursuant to the same process.

16. Employee Benefit Plans

Share-Based Compensation

Share-Based Compensation Summary

	Second Quarter		Six Months
	2010	2009	2010	2009
	(in millions)
Share-based compensation cost, before the effects of DAC, pre tax	$1.6	$1.5	$4.3	$3.7
Share based compensation expense for retirement-eligible employees, pre-tax	—	—	1.5	0.6

Cash-Based Compensation

Performance Retention Plan

	Second Quarter		Six Months
	2010	2009	2010	2009
	(in millions)
Performance Retention Plan expense, pre-tax	$0.9	$0.8	$5.1	$3.0
Performance Retention Plan expense for retirement-eligible employees, pre-tax	—	—	1.3	1.5

17. Segment Reporting

        The Company has two principal business segments, each reported net of cessions to third party reinsurers:

  (1)
  financial guaranty direct, which includes transactions whereby the Company provides an unconditional and irrevocable guaranty that indemnifies the holder of a financial obligation against non-payment of principal and interest when due, and may take the form of a credit derivative; and

  (2)
  financial guaranty reinsurance, which includes agreements whereby the Company is a reinsurer and agrees to indemnify a primary insurance company against part or all of the loss which the latter may sustain under a policy it has issued; and

        The Other includes lines of business in which the Company no longer active. The Company does not segregate assets and liabilities at a segment level since management reviews and controls these assets and liabilities on a consolidated basis. The Company allocates operating expenses to each segment based on a comprehensive cost study and is based on departmental time estimates and headcount.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

June 30, 2010

17. Segment Reporting (Continued)

        The Company manages its business without regard to accounting requirements to consolidate certain VIEs. As a result, underwriting gain or loss includes results of operations as if consolidated VIEs were accounted for as insurance.

        The following tables summarize the components of underwriting gain (loss) for each reporting segment:

Underwriting Gain (Loss) by Segment

	Second Quarter 2010
	Financial Guaranty Direct	Financial Guaranty Reinsurance	Other	Underwriting Gain (Loss)	Consolidation of VIEs	Total
	(in millions)
Net earned premiums	$21.0	$4.7	$0.1	$25.8	$(0.7)	$25.1
Realized gains on credit derivatives(1)	20.9	—	—	20.9	—	20.9
Other income	(0.4)	—	—	(0.4)	—	(0.4)
Loss and loss adjustment (expenses) recoveries	(8.9)	5.2	—	(3.7)	0.0	(3.7)
Incurred losses on credit derivatives	0.5	(0.1)	—	0.4	—	0.4
Amortization of deferred acquisition costs	1.9	(3.5)		(1.6)	—	(1.6)
Other operating expenses	(14.9)	(0.9)	—	(15.8)	—	(15.8)

Underwriting gain (loss)	$20.1	$5.4	$0.1	$25.6

	Second Quarter, 2009
	Financial Guaranty Direct	Financial Guaranty Reinsurance	Other	Total
	(in millions)
Net earned premiums	$20.9	$5.8	$—	$26.7
Realized gain on credit derivatives(1)	22.0	—	—	22.0
Other income	0.4	—	—	0.4
Loss and loss adjustment (expenses) recoveries	(24.1)	(22.3)	—	(46.4)
Incurred losses on credit derivatives	(25.9)	(0.3)	—	(26.2)
Amortization of deferred acquisition costs	(0.7)	(2.4)	—	(3.1)
Other operating expenses	(11.5)	(2.7)	—	(14.2)

Underwriting gain (loss)	$(18.9)	$(21.9)	$—	$(40.8)

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

June 30, 2010

17. Segment Reporting (Continued)

	Six Months 2010
	Financial Guaranty Direct	Financial Guaranty Reinsurance	Other	Underwriting Gain (Loss)	Consolidation of VIEs	Total
	(in millions)
Net earned premiums	$44.4	$10.8	0.1	$55.3	$(0.7)	$54.6
Realized gains on credit derivatives(1)	41.5	0.1	—	41.6	—	41.6
Other income	—	—	—	—	—	—
Loss and loss adjustment (expenses) recoveries	(37.0)	(1.2)	—	(38.2)	0.0	(38.2)
Incurred losses on credit derivatives	(63.7)	(0.5)	—	(64.2)	—	(64.2)
Amortization of deferred acquisition costs	(2.0)	(3.7)	—	(5.7)	—	(5.7)
Other operating expenses	(37.9)	(2.4)	—	(40.3)	—	(40.3)

Underwriting gain (loss)	$(54.7)	$3.1	$0.1	$(51.5)

	Six Months 2009
	Financial Guaranty Direct	Financial Guaranty Reinsurance	Other	Total
	(in millions)
Net earned premiums	$81.1	$13.3	$—	$94.4
Realized gain on credit derivatives(1)	45.0	—	—	45.0
Other income	1.0	0.1	—	1.1
Loss and loss adjustment (expenses) recoveries	(48.2)	(19.6)	—	(67.8)
Incurred losses on credit derivatives	(27.0)	(0.3)	—	(27.3)
Amortization of deferred acquisition costs	3.1	(5.9)	—	(2.8)
Other operating expenses	(24.7)	(4.7)	—	(29.4)

Underwriting gain (loss)	$30.3	$(17.1)	$—	$13.2

(1)
Comprised of premiums and ceding commissions.

Assured Guaranty Corp.

Notes to Consolidated Financial Statements (Unaudited) (Continued)

June 30, 2010

17. Segment Reporting (Continued)

Reconciliation of Underwriting Gain (Loss)
to Income (Loss) before Income Taxes

	Second Quarter		Six Months
	2010	2009	2010	2009
	(in millions)
Total underwriting gain (loss)	$25.6	$(40.8)	$(51.5)	$13.2
Net investment income	23.8	19.7	43.4	39.0
Net realized investment gains (losses)	(0.4)	5.4	2.4	5.6
Unrealized gains (losses) on credit derivatives, excluding incurred losses on credit derivatives	9.8	(198.8)	256.5	(220.7)
Fair value (loss) gain on committed capital securities	5.9	(60.6)	7.3	(40.9)
Financial guaranty VIE net revenues and expenses	(8.4)	—	3.1	—
Other income(1)	(2.5)	—	(5.1)	—
Interest expense	(3.7)	—	(7.5)	—
Other operating expenses(2)	(3.3)	(18.0)	(6.4)	(19.4)
Elimination of insurance accounts for VIE	(0.7)	—	(0.7)	—

Income (loss) before provision for income taxes	$46.1	$(293.1)	$241.5	$(223.2)

(1)
Include foreign exchange gain (loss) on revaluation of premium receivable.

(2)
Represents amounts recorded for CCS premium expense and lease termination and other charges.

QuickLinks

  Exhibit 99.4
Assured Guaranty Corp. Consolidated Balance Sheets (Unaudited) (dollars in thousands except per share and share amounts)
Assured Guaranty Corp. Consolidated Statements of Operations (Unaudited) (in thousands)
Assured Guaranty Corp. Consolidated Statement of Comprehensive Income (Unaudited) (in thousands)
Assured Guaranty Corp. Consolidated Statement of Shareholder's Equity (Unaudited) For the Six Months Ended June 30, 2010 (in thousands)
Assured Guaranty Corp. Consolidated Statements of Cash Flows (Unaudited) (in thousands)
Assured Guaranty Corp. Notes to Consolidated Financial Statements (Unaudited) June 30, 2010